                                                                    EXHIBIT C


                     ------------------------------------



                         AGREEMENT AND PLAN OF MERGER


                                    AMONG


                          THE TORONTO-DOMINION BANK,



                                 TD/OAK, INC.


                                     AND


                      WATERHOUSE INVESTOR SERVICES, INC.



                             DATED APRIL 9, 1996


                     ------------------------------------





                                       17






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                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                   ARTICLE I

                                  THE MERGER...............................  2
      SECTION 1.1  The Merger..............................................  2
      SECTION 1.2  Closing.................................................  2
      SECTION 1.3  Effective Time of the Merger............................  2
      SECTION 1.4  Effects of the Merger...................................  2
      SECTION 1.5  Certificate of Incorporation; By-Laws...................  2
      SECTION 1.6  Directors and Officers..................................  2

                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES...........  3
      SECTION 2.1  Effect on Capital Stock.................................  3
            (a)  Common Stock of Merger Sub................................  3
            (b)  Cancellation of Treasury Stock and Parent-Owned Company
                  Common Stock.............................................  3
            (c)  Conversion of Company Common Stock........................  3
            (d)  Shares of Dissenting Holders..............................  4
            (e)  Cancellation and Retirement of Company Common Stock.......  4
      SECTION 2.2  Company Common Stock Elections..........................  4
      SECTION 2.3  Proration...............................................  6
      SECTION 2.4  Exchange Ratio Definitions..............................  7
      SECTION 2.5  Exchange of Certificates................................  7
            (a)  Exchange Agent............................................  7
            (b)  Exchange Procedures.......................................  8
            (c)  Distributions with Respect to Unexchanged Shares..........  8
            (d)  No Further Ownership Rights in Company Common Stock.......  8
            (e)  No Fractional Shares......................................  9
            (f)  Termination of Exchange Fund..............................  9
            (g)  No Liability..............................................  9
            (h)  Investment of Exchange Fund............................... 10
      SECTION 2.6  Treatment of Employee Options........................... 10

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES .................... 11
      SECTION 3.1  Representations and Warranties of the Company........... 11
            (a)  Organization and Qualification; Subsidiaries.............. 11
            (b)  Certificates of Incorporation and By-Laws................. 11
            (c)  Capitalization............................................ 11
            (d)  Authority Relative to Agreement........................... 12

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                                                                          Page
                                                                          ----


            (e)  No Conflict; Required Filings and Consents................ 13
            (f)  Compliance................................................ 14
            (g)  Agreements with Regulators................................ 16
            (h)  SEC Filings; Financial Statements......................... 16
            (i)  Information Supplied...................................... 17
            (j)  Absence of Certain Changes or Events...................... 18
            (k)  Absence of Litigation..................................... 18
            (l)  Labor Matters............................................. 18
            (m)  Employee Benefit Plans.................................... 19
            (n)  Tax Matters............................................... 20
            (o)  Intellectual Property..................................... 21
            (p)  Title to Properties; Liens and Encumbrances............... 22
            (q)  Certain Contracts and Agreements.......................... 22
            (r)  Transactions with Affiliates.............................. 23
            (s)  Opinion of Financial Advisor.............................. 23
            (t)  Brokers................................................... 23
            (u)  Scope of Representations.................................. 23

SECTION 3.2  Representations and Warranties of Parent and Merger Sub....... 23
            (a)  Corporate Organization.................................... 23
            (b)  Charter and By-Laws....................................... 24
            (c)  Capitalization............................................ 24
            (d)  Authority Relative to Agreement........................... 24
            (e)  No Conflict; Required Filings and Consents................ 24
            (f)  Compliance................................................ 25
            (g)  Agreements with Regulators................................ 26
            (h)  Securities Documents...................................... 26
            (i)  Information Supplied...................................... 26
            (j)  Absence of Certain Changes or Events...................... 27
            (k)  Absence of Litigation..................................... 27
            (l)  Brokers................................................... 27
            (m)  Ownership of Company Common Stock......................... 27
            (n)  Scope of Representations.................................. 27

                                  ARTICLE IV

            CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS........ 28
      SECTION 4.1  Conduct of Business of the Company Pending the Merger... 28
      SECTION 4.2  Conduct of Business of Merger Sub....................... 30
      SECTION 4.3  Stockholders' Meeting................................... 31
      SECTION 4.4  Preparation of Form F-4 and the Proxy
                     Statement/Prospectus ................................. 31
      SECTION 4.5  Access to Information; Confidentiality.................. 31
      SECTION 4.6  Affiliates.............................................. 32
      SECTION 4.7  Stock Exchange Listing.................................. 32

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                                                                          Page
                                                                          ----


      SECTION 4.8  No Solicitation......................................... 32
      SECTION 4.9  Employee Benefits Matters............................... 33
      SECTION 4.10  Directors' and Officers' Indemnification and Insurance. 34
      SECTION 4.11  Further Action; Reasonable Best Efforts................ 35
      SECTION 4.12  Notification of Certain Matters........................ 35
      SECTION 4.13  Public Announcements................................... 35
      SECTION 4.14  Tax Free Reorganization Treatment...................... 35
      SECTION 4.15  Convertible Notes...................................... 35
      SECTION 4.16  Transfer of Subsidiary................................. 36
      SECTION 4.17  Rule 144 Information................................... 36

                                   ARTICLE V

                       CONDITIONS OF MERGER................................ 36
      SECTION 5.1  Conditions to Obligation of Each Party to Effect
                     the Merger ........................................... 36
            (a)  Stockholder Approval...................................... 36
            (b)  Listing................................................... 36
            (c)  Other Approvals........................................... 36
            (d)  No Injunctions or Restraints; Illegality.................. 36
            (e)  Form F-4.................................................. 37
      SECTION 5.2  Conditions to Obligations of Parent and Merger Sub...... 37
            (a)  Representations and Warranties............................ 37
            (b)  Performance of Obligations of the Company................. 37
            (c)  Tax Opinion............................................... 37
            (d)  Burdensome Condition...................................... 38
            (e)  Dissenters' Rights........................................ 38
            (f)  Affiliate Letters......................................... 38
            (g)  Employment Agreement...................................... 38
      SECTION 5.3  Conditions to Obligations of the Company................ 38
            (a)  Representations and Warranties............................ 38
            (b)  Performance of Obligations of Parent and Merger Sub....... 38
            (c)  Tax Opinion............................................... 38
            (d)  Supplemental Indenture.................................... 38

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER................... 39
      SECTION 6.1  Termination............................................. 39
      SECTION 6.2  Effect of Termination................................... 41
      SECTION 6.3  Fees and Expenses....................................... 41
      SECTION 6.4  Amendment............................................... 43
      SECTION 6.5  Waiver.................................................. 43

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                                                                          Page
                                                                          ----

                                  ARTICLE VII

                              GENERAL PROVISIONS........................... 44
      SECTION 7.1  Non-Survival of Representations, Warranties
                     and Agreements ....................................... 44
      SECTION 7.2  Notices................................................. 44
      SECTION 7.3  Certain Definitions..................................... 45
      SECTION 7.4  Severability............................................ 46
      SECTION 7.5  Entire Agreement; Assignment............................ 46
      SECTION 7.6  Parties in Interest..................................... 46
      SECTION 7.7  Governing Law........................................... 46
      SECTION 7.8  Consent to Jurisdiction................................. 46
      SECTION 7.9  Headings................................................ 47
      SECTION 7.10  Counterparts........................................... 47




Exhibit A-1 Stockholders of the Company to Execute and Deliver Stockholders
            Agreements
Exhibit A-2 Form of Stockholders Agreement
Exhibit B-1 Stockholders of the Company to Execute and Deliver Voting Agreement Exhibit B-2 Form of Voting Agreement
Exhibit C   Form of Warrant Agreement
Exhibit D   Form of Affiliates Letter
Exhibit E-1 Form of Employment Agreement and Letter Agreement for Lawrence M.
            Waterhouse, Jr.
Exhibit E-2 Form of Agreement Relating to Certain Senior Executives
Exhibit F   Form of Purchase Agreement Relating to L.M. Waterhouse & Co., Inc.

                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated April 9, 1996 (this "Agreement"), among The Toronto-Dominion Bank, a Canadian chartered bank (the "Parent"), TD/Oak, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Waterhouse Investor Services, Inc., a Delaware corporation (the "Company").

            WHEREAS, the Boards of Directors of the Company, Parent and Merger Sub have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the business combination transaction provided for herein in which the Company will merge with and into Merger Sub (the "Merger") with Merger Sub being the surviving corporation in the Merger;

            WHEREAS, as a condition of and inducement to their willingness to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub have required that each of the stockholders listed on Exhibit A-1 hereto execute and deliver, simultaneously with the execution of this Agreement, a Stockholders Agreement (the "Stockholders Agreement") in the form set forth in Exhibit A-2 hereto and that each of the stockholders of the Company listed on Exhibit B-1 hereto execute and deliver, simultaneously with the execution of this Agreement, a Voting Agreement (the "Voting Agreement") in the form set forth in Exhibit B-2 hereto;

            WHEREAS, simultaneously with the execution of this Agreement, the Company and Parent have entered into a Warrant Agreement, dated as of the date hereof, in the form of Exhibit C hereto (the "Warrant Agreement") providing for the purchase by the holder of the Warrant described therein (the "Warrant") of shares of Company Common Stock (as defined herein) under the circumstances set forth therein;

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

            NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, mutual covenants and agreements herein contained and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:




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


                                                                          2



                                   ARTICLE I

                                  THE MERGER

            SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined in Section 1.3 below), the Company shall be merged with and into Merger Sub. Upon the Effective Time, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the name "Waterhouse Investor Services, Inc."

            SECTION 1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 6.1, and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article V, other than those conditions which by their terms are to be satisfied at the Closing (the "Closing Date"), at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

            SECTION 1.3 Effective Time of the Merger. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as is specified in the Certificate of Merger) being the "Effective Time").

            SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in Sections 259, 260 and 261 of the DGCL.

            SECTION 1.5 Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is `Waterhouse Investor Services, Inc.'" .

            (b) At the Effective Time the By-Laws of the Surviving Corporation shall be the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended or repealed in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by law.

            SECTION 1.6 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving



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                                                                          3



Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed, as the case may be, and qualified.

                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

            SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), or any shares of capital stock of Merger Sub:

            (a) Common Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain issued, outstanding and unchanged as validly issued, fully paid and nonassessable shares of Common Stock of the Surviving Corporation, which shall be all of the issued and outstanding capital stock of the Surviving Corporation as of the Effective Time.

            (b) Cancellation of Treasury Stock and Parent-Owned Company Common Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company (other than shares held in trust, custodial, nominee or similar accounts for the benefit of third parties, shares held by mutual funds for which the Company or any of its subsidiaries acts as investment advisor and shares acquired in respect of debts previously contracted), and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent (other than shares held in trust, custodial, nominee or similar accounts for the benefit of third parties, shares held by mutual funds for which Parent or any of its subsidiaries acts as investment advisor and shares acquired in respect of debts previously contracted) shall automatically be cancelled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor.

            (c) Conversion of Company Common Stock. Except as otherwise provided herein and subject to Section 2.1(d), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with
Section 2.1(b)) shall be converted into the following (the "Merger Consideration"):

                   (i) for each such share of Company  Common Stock with respect to which an election to receive fully paid and nonassessable Common Shares, without par value, of Parent ("Parent Common Shares") has been effectively made and not revoked, properly withdrawn or lost, pursuant to Sections 2.2(c), (d) and (e) ("Electing Shares"), the right to receive from Parent that number of Parent Common Shares equal to the Exchange Ratio (as defined in Section 2.4);

                  (ii) for each such share of Company  Common  Stock  other than
            Electing  Shares  and  shares to be  cancelled  in  accordance  with
            Section 2.1(b) ("Non-



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                                                                          4



            Electing Shares"), the right to receive cash from Parent in an amount equal to $38.00, payable to the holder thereof, without interest thereon (the "Cash Price").

As used in this Agreement, references to "dollars" and "$" are to the lawful currency of the United States of America, unless otherwise indicated.

            (d) Shares of Dissenting Holders. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by holders (if any) who have not voted in favor of the Merger or consented thereto in writing and who have demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL and, as of the Effective Time, shall not have failed to perfect or shall not have effectively withdrawn or lost their rights to appraisal and payment under Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration as described in
Section 2.1(c), but holders of such shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of such Section 262, except that any Dissenting Shares held by a holder which shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal and payment under Section 262 of the DGCL shall thereupon be deemed to have been converted into the right to receive the Merger Consideration as described in Section 2.1(c). The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL received by the Company relating to stockholders' rights of appraisal and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any such demands or approve any withdrawal of any such demands.

            (e) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (in each case, other than shares referred to in Section 2.1(b) and Dissenting Shares) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional Parent Common Shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5.

            SECTION 2.2 Company Common Stock Elections. (a) Each person who, on or prior to the Election Date referred to in (c) below, is a record holder of shares of Company Common Stock will be entitled, with respect to all or any portion of his shares, to make an unconditional election (an "Election") on or prior to such Election Date to receive Parent Common Shares in exchange for such holder's shares of Company Common Stock, on the basis hereinafter set forth.

            (b) Prior to the mailing of the Proxy Statement/Prospectus (as defined in Section 3.1(e)(ii)), Parent shall appoint a bank or trust company located in the United States (which may



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                                                                          5



not be an affiliate of Parent) to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration.

            (c) Parent shall prepare and mail a form of election (the "Form of Election") with the Proxy Statement/Prospectus to the record holders of Company Common Stock as of the record date for the Stockholders' Meeting (as defined in Section 4.3), which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to receive Parent Common Shares for any or all shares of Company Common Stock held by such holder. The Company will use its best efforts to make the Form of Election and the Proxy Statement/Prospectus available to all persons who become holders of Company Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to receive Parent Common Shares shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the business day (the "Election Date") next preceding the date of the Stockholders Meeting, a Form of Election properly completed and signed and accompanied by certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such guarantee of delivery).

            (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent prior to 5:00 p.m, New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned pursuant to Section 6.1. If a Form of Election is revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

            (e) The determination of the Exchange Agent shall be binding as to whether or not elections to receive Parent Common Shares have been properly made or revoked pursuant to this Section 2.2 with respect to shares of Company Common Stock and when elections and revocations were received by it. If the Exchange Agent determines that any election to receive Parent Common Shares was not properly made with respect to shares of Company Common Stock, such shares shall be treated by the Exchange Agent as shares which were Non-Electing Shares at the Effective Time, and such shares shall be exchanged in the Merger for cash pursuant to Section 2.1(c)(ii). The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 2.3, and any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this
Section 2.2 for the implementation of the elections provided for herein.

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                                                                          6



            SECTION 2.3  Proration.

            (a) (i) Notwithstanding anything in this Agreement to the contrary, the number of shares of Company Common Stock to be converted into the right to receive Parent Common Shares at the Effective Time (the "Parent Common Shares Election Number") shall be no greater than 65% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding for this purpose any shares of Company Common Stock to be cancelled pursuant to Section 2.1(b)).

                  (ii) If the number of Electing Shares exceeds the Parent Common Shares Election Number, then such Electing Shares shall be converted into the right to receive Parent Common Shares or the Cash Price in accordance with the terms of Section 2.1(c) in the following manner:

                   (A) A Parent  Common  Shares  proration  factor (the  "Parent
            Common Shares Proration Factor") shall be determined by dividing the Parent Common Shares Election Number by the total number of Electing Shares.

                   (B) The number of Electing Shares covered by each Election to be converted into Parent Common Shares shall be determined by multiplying the Parent Common Shares Proration Factor by the total number of Electing Shares covered by such Election.

                   (C) All Electing  Shares,  other than those shares  converted into the right to receive  Parent Common  Shares in accordance  with
            Section 2.3(a)(ii)(B), shall be converted into cash as if such shares of Company Common Stock were Non-Electing Shares in accordance with the terms of Section 2.1(c)(ii).

                  (iii) If the number of Electing Shares is less than or equal to the Parent Common Shares Election Number, then all Electing Shares shall be converted into the right to receive Parent Common Shares in accordance with the terms of Section 2.1(c)(i), and, except as provided in
      Section 2.3(b), all other shares of Company Common Stock other than Electing Shares shall be converted into the right to receive cash in accordance with Section 2.1(c)(ii).

            (b) (i) Notwithstanding anything in this Agreement to the contrary, the number of shares of Company Common Stock to be converted into the right to receive cash at the Effective Time (the "Cash Number") shall be no greater than (A) 35% of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (excluding for this purpose any shares of Company Common Stock to be cancelled pursuant to
      Section 2.1(b)) less (B) the sum of (1) the number of Dissenting Shares with respect to which, at the Effective Time, demands for or rights of appraisal have not been withdrawn or lost and (2) the number of shares equal to the number of record holders of Company Common Stock immediately prior to the Effective Time.




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                                                                          7



                  (ii) If the number of Non-Electing Shares exceeds the Cash Number, then such Non-Electing Shares shall be converted into the right to receive the Cash Price or Parent Common Shares in accordance with the terms of Section 2.1(c) in the following manner:

                   (A) A cash  proration  factor (the "Cash  Proration  Factor")
            shall be determined by dividing the Cash Number by the total number of Non-Electing Shares.

                   (B) The number of a holder's Non-Electing Shares to be converted into the right to receive the Cash Price shall be determined by multiplying the Cash Proration Factor by the total number of such holder's Non-Electing Shares.

                   (C) All Non-Electing Shares, other than those shares converted into the right to receive the Cash Price in accordance with Section 2.3(b)(ii)(B), shall be converted into Parent Common Shares as if such shares of Company Common Stock were Electing Shares in accordance with the terms of Section 2.1(c)(i).

                  (iii) If the number of Non-Electing Shares is less than or equal to the Cash Number, then all Non-Electing Shares shall be converted into the right to receive the Cash Price in accordance with the terms of
      Section 2.1(c)(ii), and, except as provided in Section 2.3(a), all other shares of Company Common Stock other than Non-Electing Shares (and subject to Section 2.1(d)) shall be converted into the right to receive Parent Common Shares in accordance with Section 2.1(c)(i).


            SECTION 2.4  Exchange Ratio Definitions.

            (a) "Exchange Ratio" is the Cash Price divided by the Parent Common Share Price, rounded to the nearest 1/100,000; provided that the Exchange Ratio shall not be less than 1.81790 or greater than 2.45952 (unless increased as provided in Section 6.1(i)).

            (b) "Parent Common Share Price" is equal to the daily weighted average price of Parent Common Shares on The Toronto Stock Exchange (the "TSE") (rounded to the nearest one thousandth and converted into United States dollars using the spot exchange rate reported in The Wall Street Journal, Eastern Edition (or such other publication as may be mutually agreed to by Parent and the Company) on the next business day) for the fifteen (15) consecutive business days in which such shares are traded on the TSE ending at the close of business on the tenth business day prior to the Closing Date.

            SECTION 2.5 Exchange of Certificates.

            (a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, the Merger Consideration.




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                                                                          8



            (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock shall, upon surrender to the Exchange Agent of such certificate or certificates and acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full Parent Common Shares and the amount of cash, if any, into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose in order to effect an orderly exchange thereof in accordance with normal exchange practices. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Shares and cash as hereinabove provided. If any certificate for such Parent Common Shares is to be issued in, or if cash is to be remitted to, a person other than the registered holder of the certificate for Company Common Stock surrendered for exchange, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Parent or the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Parent Common Shares in a name other than that of, or the payment of cash to a person other than, the registered holder of the certificate surrendered, or establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.5(b), each certificate for shares of Company Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section
2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration or in lieu of any fractional Parent Common Shares.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the Parent Common Shares issuable in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.5(e) until the surrender of such certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such certificate, there shall be paid to the holder of the certificate representing whole Parent Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional Parent Common Share to which such holder is entitled pursuant to Section 2.5(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole Parent Common Shares.

            (d) No Further Ownership Rights in Company Common Stock. All Parent Common Shares issued and cash paid upon the surrender for exchange of certificates representing



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
shares of Company Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.5(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation, with respect to shares of Company Common Stock outstanding immediately prior to the Effective Time, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

            (e) No Fractional Shares. (i) Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional Parent Common Shares shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

            (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent Common Share (after taking into account all shares of Company Common Stock held by such holder at the Effective Time) shall receive, in lieu thereof, an amount in cash (payable in dollars, without interest) equal to the product obtained by multiplying (a) the fractional share interest to which such holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (b) the daily weighted average price for a Parent Common Share on the TSE on the last business day immediately preceding the Closing Date (converted into United States dollars using the spot exchange rate reported in The Wall Street Journal, Eastern Edition (or such other publication as may be mutually agreed to by Parent and the Company) on the last business day immediately preceding the Closing Date).

            (f) Termination of Exchange Fund. Any portion of the Merger Consideration deposited with the Exchange Agent pursuant to this Section 2.5 (the "Exchange Fund") which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this
Article II shall thereafter look only to Parent and only as general creditors thereof for payment of their claim for cash, Parent Common Shares, any cash in lieu of fractional Parent Common Shares and any dividends or distributions with respect to Parent Common Shares to which such holders may be entitled.

            (g) No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any Parent Common Shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Company Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any cash, Parent Common Shares, any cash in lieu of fractional Parent Common Shares or any dividends or distributions with respect to Parent Common Shares in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(e))), any such shares, cash, dividends or distributions in respect of such certificates shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            SECTION 2.6 Treatment of Employee Options. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide for the cancellation, effective at the Effective Time, of all the outstanding stock options, stock appreciation rights, limited stock appreciation rights and performance units (the "Options") heretofore granted under any stock option, performance unit or similar plan of the Company (the "Stock Plans"). Immediately prior to the Effective Time, (i) each Option, whether or not then vested or exercisable, shall no longer be exercisable but shall entitle each holder thereof, in cancellation and settlement therefor, to payments in cash (subject to any applicable withholding taxes, the "Cash Payment"), at the Effective Time, equal to the product of (x) the total number of shares of Common Stock subject or related to such Option, whether or not then vested or exercisable, and (y) the excess of the Cash Price over the exercise price per share of Common Stock subject or related to such Option, each such Cash Payment to be paid to each holder of an outstanding Option at the Effective Time; provided, however, that with respect to any person subject to Section 16 of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under
Section 16(b) of the Exchange Act, and (ii) each share of Common Stock previously issued in the form of grants of restricted stock or grants of contingent shares shall fully vest. As provided herein, the Stock Plans and any other plan, program or arrangement (except the Waterhouse Investor Services, Inc. Employee Stock Ownership Plan and Trust (the "ESOP")) providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary (collectively with the Stock Plans, referred to as the "Stock Incentive Plans") shall terminate as of the Effective Time and the Company shall ensure that following the Effective Time no holder of an Option or any participant in any Stock Incentive Plans shall have any right thereunder to acquire capital stock of the Company, Parent or the Merger Sub, except as provided in the proviso to clause (i) of this Section 2.6. The Company will take all reasonable steps to ensure that, as of the Effective Time, none of the Parent, the Company or any of their respective subsidiaries is or will be bound by any Options, other options, warrants, rights or agreements which would entitle any person, other than Parent or its affiliates, to own any capital stock of the Company, Merger Sub or any of their respective subsidiaries or to receive any payment in respect thereof.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub as follows:

            (a) Organization and Qualification; Subsidiaries. The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Waterhouse National Bank ("WNB") is a wholly owned subsidiary of the Company and a national banking association organized under the laws of the United States. Each of the Company and each of its subsidiaries is a corporation (or in the case of WNB, a banking association) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below) on the Company. The Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company does not engage, either directly or through subsidiaries, in any activity or business, or hold any investment, which is not permissible for bank holding companies under the BHC Act.

            When used with respect to the Company or any of its subsidiaries, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to consummate any of the transactions contemplated hereby.

            (b) Certificates of Incorporation and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the ByLaws of the Company and the equivalent organizational documents of each subsidiary of the Company as currently in effect. Neither the Company nor any subsidiary thereof is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational document.

            (c) Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value per share (the "Company Preferred Stock"). As of April 4, 1996, (i) 11,466,044 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and were not issued in violation of the preemptive (or similar) rights of any stockholder of the Company, (ii) 250,002 shares of Company Common Stock were held in the treasury of the Company, (iii) 2,071,923 shares of Company Common Stock were reserved for issuance and issuable upon conversion of the Company's 6% Convertible Subordinated Notes Due 2003 (the "Convertible Notes") and (iv) an aggregate of 1,046,131 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Stock Plans. Since April 4, 1996, no options to purchase shares of Company Common Stock have been granted and no shares of Company Common Stock have been issued except for shares issued pursuant to the exercise of Options or upon the conversion of Convertible Notes outstanding as of April 4, 1996. As of the date hereof, no shares of Company Preferred Stock are issued and outstanding. Except as set forth above and except as a result of the exercise of Options or conversion of Convertible Notes outstanding as of April 4, 1996, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company and (iii) no options, calls, warrants or other rights to acquire from the Company or any subsidiary, and no obligation of the Company or any subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of the Company or any subsidiary (collectively, "Company Securities"). There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or to provide funds to or make any investment (in the form of a loan, capital contribution, guarantee or otherwise) in any such subsidiary or any other entity other than to any direct or indirect wholly owned subsidiary of the Company. All of the outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable (except, in the case of WNB, as provided in 12 U.S.C. ss. 55) and are owned by the Company or a wholly owned subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever. Except as set forth in Section 3.1(c) of the disclosure schedule furnished by the Company to Parent simultaneously with the execution and delivery of this Agreement (the "Disclosure Schedule"), the Company does not own any equity securities of any corporation, partnership, trust, company or other corporate entity, other than (i) the subsidiaries listed in Exhibit 21 to its Annual Report on Form 10-K for the fiscal year ended August 31, 1995, and
(ii) securities acquired in the normal course of its brokerage business and representing less than 5% of the outstanding voting securities of the respective issuer.

            (d) Authority Relative to Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of the Merger and this Agreement by the holders of a majority of the outstanding shares of Company Common Stock). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The only vote of the holders of any class or



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                                                                          13



series of outstanding securities of the Company required for approval of this Agreement and the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock. Prior to the execution and delivery of this Agreement by the Company, the Board of Directors of the Company has approved, by the affirmative vote of at least two-thirds (2/3) of the Disinterested Directors (within the meaning of Article Fifteenth of the Company's Certificate of Incorporation), this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, and accordingly the provisions of Section 203 of the DGCL and Article Fifteenth of the Company's Certificate of Incorporation do not and will not apply to this Agreement, the Voting Agreement or the transactions contemplated hereby or thereby.

            (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by the Company does not and will not:
(A) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries;
(B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such clauses have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or
(C) except as disclosed in Section 3.1(e) of the Disclosure Schedule, result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, investment management or advisory agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (ii) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any United States federal, state or local court, administrative agency or commission, or entity created by rule, regulation or order of any United States federal, state or local commission or other governmental agency, authority or instrumentality (a "Governmental Entity"), except for: (A) the approval of the Merger by the Board of Governors of the Federal Reserve System (the "Federal Reserve") under the BHC Act; (B) the filing with the SEC of (1) a registration statement on Form F-4 under the Securities Act of 1933, as amended (the "Securities Act") in connection with the issuance of Parent Common Shares in the Merger (the "Form F-4"), including therein a combined proxy statement and prospectus relating to the Stockholders' Meeting referred to in Section 4.3 (such combined proxy statement and prospectus as amended or supplemented from time to time, the "Proxy Statement/Prospectus") and (2) such other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Voting Agreement and the transactions contemplated hereby and thereby and the obtaining from the SEC of such orders as may be required in connection therewith; (C)



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


                                                                          14



consents, authorizations, approvals or filings pursuant to the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment companies and investment advisors and the rules and regulations of the SEC and the applicable state securities commissioners thereunder and of any applicable industry self-regulatory organizations (including, without limitation, the National Association of Securities Dealers, Inc. (the "NASD"), the New York Stock Exchange Inc. (the "NYSE") and any other securities exchange or similar organization of which the Company or any of its subsidiaries may be a member; (D) applicable filings under state anti-takeover laws, if any; (E) the filing and recordation of the Certificate of Merger as required by the DGCL; and (F) such other consents, approvals and authorizations of Governmental Entities as shall have been specified by Company to Parent in writing prior to the date of this Agreement. Neither the Company nor any of its subsidiaries conduct business in, or are otherwise subject to the laws of, any jurisdiction outside the United States as it relates to this Agreement and the consummation of the Merger and the other transactions contemplated hereby and the Company makes no representation or warranty with respect to any consent, approval, authorization or permit of, action by, filing with or notification to any non-United States Governmental Entity that may be required in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

            (f) Compliance. (i) The Company and its subsidiaries hold, and are in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of the Company and each subsidiary, except to the extent the failure to so hold or comply will not have, individually or in the aggregate, a Material Adverse Effect on the Company, and to the best knowledge of the Company there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. Neither the Company nor any of its subsidiaries nor the conduct of their business is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Except for routine examinations by Federal or state Governmental
Entities charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits, or charged with the supervision or regulation of broker-dealers or investment advisors (collectively, "Regulators"), as of the date of this Agreement, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, will not have a Material Adverse Effect on the Company.

               (ii) As of the date of this Agreement, except as disclosed on SEC Forms ADV and BD which have been filed by the Company or its subsidiaries with the SEC and copies of which have been made available to Parent prior to the date of this Agreement, neither the



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                                                                          15



Company nor any of its subsidiaries, nor any of their respective executive officers, directors or employees has been the subject of any disciplinary proceedings or orders of any Governmental Entity arising under applicable securities laws which would be required to be disclosed on SEC Forms ADV or BD, and to the best knowledge of the Company, no such disciplinary proceeding or order is pending or threatened; and neither the Company nor any of its subsidiaries, nor any of their respective Affiliated Persons (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), nor any of the respective executive officers, directors or employees of any of the foregoing, has been permanently enjoined by the order, judgment or decree of any court or other Governmental Entity from engaging in or continuing any conduct or practice in connection with any activity or in connection with the purchase or sale of any security. Neither the Company nor any of its subsidiaries, nor any of their respective officers, directors or, to the best of the Company's knowledge, employees, is or has been: (1) ineligible to serve as, or subject to any disqualification which would be the basis for any denial, suspension or revocation of the registration of or for any limitation on the activities of the Company or any of its subsidiaries as, an investment adviser under the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act") or as a broker-dealer under the Exchange Act; or (2) ineligible to serve in, or subject to any disqualification which would be the basis for any limitation on serving in, any of the capacities specified in Section 9(a) or 9(b) of the Investment Company Act.

              (iii) Section 3.1(f)(iii) of the Disclosure Schedule sets forth a complete and accurate list of the subsidiaries of the Company which are duly registered or licensed as a broker-dealer under the Exchange Act or under any state, federal or foreign broker-dealer or similar laws pursuant to which each such subsidiary is required to be so registered, together with a listing of such registrations and an indication as to whether such subsidiary is a member in good standing of the NASD or other foreign or domestic broker-dealer associations. No other subsidiary of the Company is required by the nature of its activities to be so registered under the Exchange Act or under the laws of any state or other jurisdiction or to be a member in good standing of the NASD or other broker-dealer associations under any other applicable law. The Company has made available to Parent a true and complete copy of each such subsidiary's currently effective Form BD as filed with the SEC, all state, federal and foreign registration forms, all prior Form BD filings and all material reports filed by any such subsidiary with the SEC under the Exchange Act and the rules promulgated thereunder or otherwise and under similar state, federal and foreign statutes within the last two years and will make available to Parent such material forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was (or will be, as the case may be) true and complete in all material respects as of the time of filing.

               (iv) Section 3.1(f)(iv) of the Disclosure Schedule sets forth a complete and accurate list of the subsidiaries of the Company which are duly registered or licensed as an investment adviser under the Advisers Act or under any state, federal or foreign investment adviser or similar laws pursuant to which any such subsidiary is required to be so registered, together with a listing of such registrations. No other subsidiary of the Company is required by the nature of its activities to be so registered under the Advisers Act or under the laws of any state or other jurisdiction. The Company has made available to Parent a true and complete copy of each such subsidiary's currently effective Form ADV as filed with the SEC, all federal and



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                                                                          16



foreign registration forms, all prior Form ADV filings and all material reports filed by any such subsidiary with the SEC under the Advisers Act and the rules promulgated thereunder or otherwise and under similar state, federal and foreign statutes within the last three years and will make available to Parent such material forms and reports as are filed from and after the date hereof and prior to the Closing Date. The information contained in such forms and reports was (or will be, as the case may be) true and complete in all material respects as of the time of filing.

                (v) Section 3.1(f)(v) of the Disclosure Schedule sets forth a complete and accurate list of each of the Company's and its subsidiaries' memberships in commodities exchanges, boards of trade, clearing organizations and trade associations, and a description of the type of membership and the type of registered holder thereof. All such memberships and similar privileges of each of the Company and its subsidiaries are in good standing, except for such failures to be in good standing as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (g) Agreements with Regulators. Except as disclosed on its Forms ADV and BD as filed with the SEC prior to the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any enforcement order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Regulator or any other Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has the Company or any of its subsidiaries been advised by any Regulator or other Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such enforcement order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

            (h) SEC Filings; Financial Statements. (i) The Company and each of its subsidiaries have filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1995 pursuant to Sections 12(b), 12(g), 13, 14 or 15(d) of the Exchange Act (collectively, the "SEC Reports"), each of which complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, as in effect on the date so filed. The Company has delivered to Parent, in the form filed with the SEC (including any amendments thereto), copies of (A) its Annual Reports on Form 10-K for each of the three fiscal years ended August 31, 1993, 1994 and 1995, and the Quarterly Report on Form 10-Q for the quarter ended November 30, 1995 (the "November 1995 10-Q") (B) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1993, and (C) all other SEC Reports or registration statements filed by the Company and its subsidiaries with the SEC since January 1, 1993. None of such forms, reports or documents (including any financial statements or schedules included or incorporated by reference therein) filed by the Company and its then or current subsidiaries contained, when filed (in the case of documents filed pursuant to the Exchange
Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act), any untrue statement of a material fact or omitted to state a material fact required to be

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                                                                          17



stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (ii) Each of the audited and unaudited consolidated financial statements of the Company (including, in each case, any related notes thereto) included in its SEC Reports complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, has been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents the consolidated financial position of the Company and its subsidiaries at the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (iii) Except as and to the extent set forth on the consolidated balance sheet of the Company and its subsidiaries at August 31, 1995, including the notes thereto, included in Company's Annual Report on Form 10-K for the year ended August 31, 1995, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet or in the notes thereto prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business or as otherwise permitted by the terms of this Agreement since August 31, 1995 which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

               (iv) Since October 13, 1994, the Company and its subsidiaries have filed all reports of condition and other required reports and registration statements with the Federal Reserve, the Office of the Comptroller of the Currency (the "OCC") and other applicable Bank Regulators. Each of such reports complied in all material respects, as of the date of filing thereof, with the requirements of the applicable regulatory authority and the information set forth therein is true, complete and correct in all material respects.

            (i) Information Supplied. None of the information supplied or to be supplied by the Company in writing or otherwise approved by the Company for inclusion or incorporation by reference in (i) the Form F-4 will, at the time the Form F-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement/Prospectus will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement/Prospectus.

            (j) Absence of Certain Changes or Events. Since August 31, 1995, except as disclosed in the SEC Reports filed since that date and prior to the date of this Agreement, the Company and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any change, event or development in or affecting the Company that constitutes or would reasonably be expected to have either individually or in the aggregate a Material Adverse Effect on the Company (provided that for the purposes of this clause (i) changes caused by changes in stock market conditions in the United States that generally affect companies in the discount brokerage business shall not be deemed to constitute a Material Adverse Effect), (ii) any change by the Company in its accounting methods, principles or practices, except as required by changes in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, (iii) any declaration, setting aside or payment of any dividends or distributions in respect of any series of capital stock of the Company, other than regular annual cash dividends on the outstanding shares of Company Common Stock in an amount not in excess of $0.22 per annum, (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, or any other increase in the compensation payable or to become payable to any present or former directors, officers above the rank of Vice President of the Company or any of its subsidiaries, except for increases in base compensation and annual cash bonuses, in each case in the ordinary course of business and consistent with past practice, and the implementation of a Company matching program under the Waterhouse Investor Services, Inc. 401(k) Plan or (v) any other action which, if it had been taken after the date hereof, would have required the consent of Parent under Section 4.1 hereof.

            (k) Absence of Litigation. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995, and in
Section 3.1(k) of the Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996. Neither the Company nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect on the Company or which could prevent or delay the consummation of the transactions contemplated hereby beyond December 31, 1996.

            (l) Labor Matters. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. Since January 1, 1993, neither the Company nor any of its



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                                                                          19



subsidiaries has (i) had any employees strikes, work stoppages, slowdowns or lockouts, (ii) received any requests for certifications of bargaining units or any other requests for collective bargaining, or (iii) become aware of any efforts to organize employees of the Company or any of its subsidiaries into a collective bargaining unit.

            (m) Employee Benefit Plans. (i) Section 3.1(m)(i) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement), whether formal or informal, legally binding or not under which any employee or former employee of the Company has any present or future right to benefits or under which the Company has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

            (ii) With respect to each Company Plan, the Company has delivered, or made available, to the Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable, (A) any related trust agreement, annuity contract or other funding instrument; (B) the most recent determination letter; (C) any summary plan description and other written communications (or a description of any oral communications) by the Company to its employees concerning the extent of the benefits provided under a Company Plan; and (D) for the three most recent years
(I) the Form 5500 and attached  schedules;  (II) audited  financial  statements;
(III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

            (iii) (A) Each Company Plan has been established and administered in all material respects in accordance with its terms, and in all material respects compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter or has filed a timely request for a determination letter as to its qualification and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; (C) with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, no facts or circumstances exist which, to the knowledge of the Company, could give rise to any such actions, suits or claims, except for such actions, suits or claims the affects of which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company, and the Company will promptly notify Parent of any pending or threatened claims arising between the date hereof and the Closing Date; (D) neither the Company nor to the knowledge of the Company any other party has engaged in a prohibited transaction, as such term is defined under Code section 4975 or ERISA section 406, which would subject the Company or Parent to any taxes, penalties or other liabilities under Code section 4975 or ERISA sections 409 or 502(i) that is reasonably likely to result in material

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                                                                          20



liability; (E) no event has occurred and no condition exists that would subject the Company, either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b),
(c), (m) or (o)), to any tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations including, but not limited to, the taxes imposed by Code sections 4971, 4972, 4977, 4979, 4980B, 4976(a) or the fine imposed by ERISA section 502(c) that is reasonably likely to result in a material liability to the Company; (F) all insurance premiums required to be paid with respect to Company Plans as of the Closing Date have been or will be paid prior thereto (G) all contributions required to be made prior to the Closing Date under the terms of any Company Plan, the Code, ERISA or other applicable laws, rules and regulations have been or will be made (H) no Company Plan provides for an increase in benefits on or after the Closing Date; and (I) except as noted in Section 3.1(m)(i) of the Disclosure Schedule each Company Plan may be amended or terminated without obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on the Company's balance sheet as of November 30, 1995 included in the November 1995 10-Q).

            (iv) No Company Plan is, or has ever been, subject to Title IV of ERISA and, except as set forth in Section 3.1(m)(i) of the Disclosure Schedule, there are no unfunded Company Plans under which benefits are payable presently, or in the future, to present or former employees of the Company.

            (v) Each Company Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements in all material respects; and the Company has received a favorable determination from the Internal Revenue Service with respect to any trust intended to be qualified within the meaning of Code section 501(c)(9).

            (vi) Except as set forth on Section 3.1(m)(i) of the Disclosure Schedule, no Company Plan exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Company employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

            (n) Tax Matters. (i) Except as set forth in the SEC Reports filed prior to the date of this Agreement, (A) the Company and its subsidiaries have filed, been included in or sent, all returns, declarations and reports and information returns and statements required to be filed or sent by any of them relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company or any of its subsidiaries (collectively, "Returns"); (B) as of the time of filing, the Returns were correct in all material respects; (C) the Company and its subsidiaries have timely paid or made provision for all Taxes that have been shown as due and payable on the Returns that have been filed; (D) the Company and its subsidiaries have made or will make provision for all Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (E) the charges, accruals and reserves for Taxes



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


                                                                          21



reflected on the books of the Company and its subsidiaries are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof; (F) neither the Company nor any of its subsidiaries is delinquent in the payment of any Taxes or has requested any extension of time within which to file or send any Return (other than extensions granted to the Company for the filing of its Returns as set forth in Section 3.1(n) of the Disclosure Schedule), which Return has not since been filed or sent; (G) no deficiency for any Taxes has been proposed, asserted or assessed, in writing, against the Company or any of its subsidiaries (or any member of any affiliated or combined group of which the Company or any of its subsidiaries is or has been a member for which either the Company or any of its subsidiaries could be liable) other than those Taxes being contested in good faith by appropriate proceedings and set forth in Section 3.1(n) of the Disclosure Schedule (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question); (H) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any Tax claims other than those Taxes being contested in good faith by appropriate proceedings;
(I) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries), including, without limitation, liability arising from the application of U.S. Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law; (J) neither the Company nor any of its subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member; and
(K) neither the Company nor any of its subsidiaries is or has been a party to any nexus or allocation agreements with any State of the United States.

            (ii) "Tax" means with respect to any person (A) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added, windfall profits, custom duty or other tax, capital stock, social security (or similar), unemployment, disability, transfer, alternative or add-on minimum, estimated or other like governmental assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (B) any liability of the Company or any subsidiary for the payment of any amount of the type described in clause (A) as a result of being a member of an affiliated or combined group.

            (o) Intellectual Property. (a) The Company and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any liens or encumbrances of any kind), the trademarks, service marks, brand names and other intellectual property and proprietary rights (collectively, "Intellectual Property"), listed in Section 3.1(o) of the Disclosure Schedule, and such Intellectual Property, including without limitation the right to use the name "Waterhouse", constitutes all of the material Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the Company and its subsidiaries have not licensed or otherwise granted to others any rights to use any such Intellectual Property except as contemplated by this Agreement or as set forth in Section 3.1(o) of the Disclosure Schedule;
(c) to the best of the Company's knowledge the use of such Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any subsidiary



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                                                                          22



acquired the right to use such Intellectual Property; and (d) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to such Intellectual Property.

            (p) Title to Properties; Liens and Encumbrances. Section 3.1(p) of the Disclosure Schedule sets forth a complete and accurate list of all real properties leased by the Company and its subsidiaries. Except as set forth in
Section 3.1(p) of the Disclosure Schedule and except for such defects in title as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company and its subsidiaries have valid leasehold interests in their respective real properties and have valid title to all of their respective other properties and assets (except for leased properties and assets, in which case the lessee has a valid leasehold interest therein), subject only to (i) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings, and (iii) liens securing indebtedness of the Company or any of its subsidiaries which is created substantially simultaneously with the purchase of the relevant properties or assets and which do not encumber property other than such property or assets. Except as set forth in Section 3.1(p) of the Disclosure Schedule, neither the Company nor any of its subsidiaries owns any real property in fee.

            (q) Certain Contracts and Agreements. (i) There have been made available to Parent copies of each of the following agreements to which the Company or any of its subsidiaries is a party or by which it is bound: (A) any lease (whether of real or personal property) providing for annual rentals of $1 million or more; (B) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments of $1,000,000 or more; (C) any sales, distribution or similar agreement providing for the sale by the Company or any of its subsidiaries of services or other assets providing for annual payments of $1,000,000 or more (except for agreements made in the ordinary course of business and involving investment banking, brokerage, or investment management services); (D) any joint venture or strategic alliance agreement providing for annual payments of $1,000,000 or more or involving an investment by the Company or its subsidiaries of $1,000,000 or more; (E) any agreement relating to the disposition or sale of any business (whether by merger, sale of stock, sale of assets or otherwise); (F) any agreement relating to borrowings or the deferred purchase price of property involving an aggregate principal amount of $1,000,000 or more; (G) any license, franchise or similar agreement providing for annual payments of $1,000,000 or more; (H) any agency, dealer, sales representative, marketing or other similar agreement providing for annual payments of $1,000,000 or more and (I) any other agreement which involves annual payments in excess of $1,000,000 or is not terminable without penalty by the Company or one of its subsidiaries within six months (each such contract described in the foregoing clauses (A) through (I), a "Specified Contract") and a complete and correct list of all such Specified Contracts is set forth in Section 3.1(q)(i) of the Disclosure Schedule. Neither the Company nor any of its subsidiaries is in default in the performance of any of its material obligations under any Specified Contract. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of any of its



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                                                                          23



material obligations by the Company or any of its subsidiaries under any Specified Contract or, to the Company's knowledge, by any other party thereto.

               (ii) Except as set forth in Section 3.1(q)(ii) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any contract containing non-competition clauses, restrictive covenants or similar provisions that would limit Parent's, the Company's or any subsidiary's ability after the Closing to engage in any line of business in any geographic area or to compete against any person.

            (r) Transactions with Affiliates. Except as set forth in Section 3.1(r) of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, there are no contracts, agreements, arrangements or understandings of any kind between any affiliate of the Company, on the one hand, and the Company or any subsidiary of the Company, on the other hand, other than any such contracts, agreements, arrangements and understandings that either individually or in the aggregate are de minimis in nature.

            (s) Opinion of Financial Advisor. The Company has received the opinion of Bear, Stearns & Co. Inc. to the effect that the Merger is fair to the holders of the Company Common Stock from a financial point of view.

            (t) Brokers. No broker, finder or investment banker (other than Bear, Stearns & Co. Inc. and A.J. Pace & Co., Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Bear, Stearns & Co. Inc. and A.J. Pace & Co., Inc. pursuant to which such firms would be entitled to any payment relating to the transactions contemplated by this Agreement.

            (u)  Scope of  Representations.  Anything  to the  contrary  in this
Section 3.1 notwithstanding, no representation or warranty made by the Company in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be true and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on the Company at the date hereof.

            SECTION 3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

            (a) Corporate Organization. Parent is validly existing as a bank under the laws of Canada and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Merger Sub has the requisite corporate power and authority and any necessary governmental authority to own, operate or lease its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.




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                                                                          24



            When used with respect to Parent or Merger Sub, the term "Material Adverse Effect" means any material adverse change in or effect on (i) the business, results of operations or condition (financial or other) of Parent and its subsidiaries taken as a whole or (ii) the ability of Parent or Merger Sub to consummate any of the transactions contemplated hereby.

            (b) Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of the By-Laws of Parent as currently in effect and of the Certificate of Incorporation and By-Laws of Merger Sub as currently in effect. The charter of Parent is the Bank Act of Canada. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective charter or Certificate of Incorporation (as the case may be) or By-Laws.

            (c) Capitalization. The authorized capital stock of Parent consists of an unlimited number of authorized Parent Common Shares and an unlimited number of authorized Class A First Preferred Shares, without par value (hereinafter referred to as "Parent Class A Preferred Shares"). As of March 31, 1996, (i) 301,473,416 Parent Common Shares were issued and outstanding, and (ii) a total of 16,000,075 Parent Class A Preferred Shares (Series G, H and Y) were issued and outstanding. All of the Parent Common Shares issuable in exchange for Company Common Stock at the Effective Time in accordance with the terms of this Agreement or pursuant to any supplemental indenture for the Convertible Notes referred to in Section 4.15 have been duly authorized and, when so issued, will be validly issued, fully paid and nonassessable and not issued in violation of the preemptive rights of any shareholder of Parent.

            (d) Authority Relative to Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent or Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against them in accordance with its terms.

            (e) No Conflict; Required Filings and Consents. (i) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not: (A) conflict with or violate the charter or By-Laws of Parent or the Certificate of Incorporation or By-Laws of Merger Sub; (B) assuming that all consents, approvals and authorizations contemplated by subsection (ii) below have been obtained and all filings described in such subsection have been made, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties are bound or affected; or (C) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease,



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                                                                          25



license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected, except, in the case of clauses (B) and (C), for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Parent.

            (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated hereby by Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Canadian federal or provincial or United States federal, state or local Governmental Entity, except for: (A) the approval of the Merger by the Federal Reserve under the BHC Act; (B) the filing with the SEC of the Form F-4 and the obtaining from the SEC of such orders as may be required in connection therewith; (C) consents, authorizations, approvals or filings pursuant to the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment companies and investment advisors and the rules and regulations of the SEC and the applicable state securities commissioners thereunder and of any applicable industry self-regulatory organizations (including without limitation the NASD, the NYSE and any other securities exchange or similar organization of which the Company or any of its subsidiaries may be a member; (D) the approval of the Merger and the issuance of Parent Common Shares in connection therewith by the Canadian Minister of Finance and the Superintendent of Financial Institutions of Canada, respectively; (E) the filing of a prospectus relating to the Parent Common Shares to be issued in the Merger with the Ontario Securities Commission and other applicable provincial securities authorities and the obtaining of a final receipt for such prospectus from such authorities; (F) filings with the TSE and such other exchanges on which the Parent Common Shares are currently listed; (G) the filing and recordation of the Certificate of Merger as required by the DGCL; (H) applicable filings under state anti-takeover laws, if any; and (I) such other consents, approvals and authorizations of Governmental Entities as shall have been specified by Parent to the Company in writing prior to the date of this Agreement.

            (f) Compliance. (i) Parent and its subsidiaries hold, and are in compliance with, all permits, licenses, exemptions, orders and approvals of all Governmental Entities necessary for the operation of the businesses of Parent and each subsidiary, except to the extent the failure to so hold or comply will not have, individually or in the aggregate, a Material Adverse Effect on Parent, and to the best knowledge of Parent there are no proceedings pending, threatened or contemplated by any Governmental Entity seeking to terminate, revoke or materially limit any such permit, license, exemption, order or approval. Neither Parent nor any of its subsidiaries nor the conduct of their business is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which its or any of their respective properties are bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except for any such conflicts, defaults or violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. As of the date of this Agreement, no investigation by any Canadian or United States Governmental Entity with respect to Parent is pending, or to



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                                                                          26



best knowledge of Parent, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, will not have a Material Adverse Effect on Parent.

            (g) Agreements with Regulators. Except as otherwise specified by Parent to the Company in writing prior to the date of this Agreement, Parent is not a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any enforcement order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Canadian or United States Regulator or any other Canadian or United States Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has Parent been advised by any such Regulator or other such Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such enforcement order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions.

            (h) Securities Documents. Parent has filed all required documents with the provincial and territorial securities regulatory authorities in Canada (the "Canadian Securities Authorities") since October 31, 1994 (the "Parent Securities Documents"). As of their respective dates, the Parent Securities Documents complied in all material respects with the requirements of the Canadian Securities Authorities and none of the Parent Securities Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included or incorporated by reference into the Parent Securities Documents complied as to form in all material respects as of their respective dates of filing with the applicable accounting requirements and the published rules and regulations of the Superintendent of Financial Institutions of Canada with respect thereto, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            (i) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub in writing or otherwise approved by Parent for inclusion or incorporation by reference in (i) the Form F-4 will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus will, at the date the Proxy Statement/Prospectus is first mailed to the Company's stockholders or at the time of the Stockholders' Meeting, contain any statement which, in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting or any amendment or supplement thereto. The Form F-4 will comply as to form in all



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                                                                          27



material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form F-4.

            (j) Absence of Certain Changes or Events. Except as disclosed in the Parent Securities Documents filed with the Canadian Securities Authorities prior to the date of this Agreement, since October 31, 1995, there has not been any change, event or development in or affecting Parent that constitutes or would reasonably be expected to have a Material Adverse Effect on Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996.

            (k) Absence of Litigation. Except as disclosed in the Parent Securities Documents filed with the Canadian Securities Authorities prior to the date of this Agreement, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator or other Governmental Entity, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Parent. Neither Parent nor any of its subsidiaries nor any of their respective properties is or are subject to any order, writ, judgment, injunction, decree, determination or award having, or which could reasonably be expected to have, a Material Adverse Effect on the Parent or to delay or prevent the consummation of the transactions contemplated hereby beyond December 31, 1996.

            (l) Brokers. No broker, finder or investment banker (other than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

            (m) Ownership of Company Common Stock. As of the date of this Agreement, Parent and its subsidiaries beneficially own shares of Company Common Stock (exclusive of shares of Company Common Stock held in trust, custodial, nominee or similar accounts for the benefit of third parties and any shares of Company Common Stock issuable upon exercise of the Warrant, as to which no representation is made by Parent) representing less than 5% of the outstanding shares of Company Common Stock.

            (n)  Scope of  Representations.  Anything  to the  contrary  in this
Section 3.2 notwithstanding, no representation or warranty made by Parent in this Agreement shall be deemed to be untrue or incorrect at the date hereof if the failure of such representation or warranty to be tue and correct as of such date (or as of any other specified date) does not have, individually or in the aggregate, a Material Adverse Effect on Parent at the date hereof.





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                                                                          28



                                  ARTICLE IV

            CONDUCT OF BUSINESS PENDING THE MERGER; OTHER COVENANTS

            SECTION 4.1 Conduct of Business of the Company Pending the Merger. The Company covenants and agrees that, during the period from the date hereof to the Effective Time, except as otherwise required by the terms of this Agreement or unless Parent shall otherwise agree in writing, the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice and in compliance with applicable laws; and the Company and its subsidiaries shall each use its reasonable best efforts to preserve intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with their customers, suppliers and other persons with whom the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation of the foregoing, neither the Company nor any of its subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or commit to do, any of the following without the prior written consent of Parent:

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (except for (A) dividends and distributions by a wholly owned subsidiary of the Company to its parent, and (B) regular annual cash dividends on the Company Common Stock in an amount not in excess of $0.22 per share, in each case with usual record and payment dates in accordance with the Company's past practice), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) purchase, redeem or otherwise acquire or agree to acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities convertible into shares of capital stock or any rights, warrants or options to acquire any such shares or convertible securities;

            (b) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights), other than (A) sales of capital stock of any wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company, and (B) the issuance of shares of Company Common Stock upon conversion of the Convertible Notes or upon exercise of Options that were issued and outstanding on the date of this Agreement;

            (c) except to the extent required under existing Company Plans as in effect on the date of this Agreement, or as required with respect to the implementation of a 401(k)



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
      matching contribution (the "Matching Contribution") under the Waterhouse Investor Services, Inc. 401(k) Plan, or as disclosed in Section 4.1(c) of the Disclosure Schedule, (i) increase the compensation or fringe benefits of any of its directors, officers or employees, except for increases in compensation of employees and officers of the Company or its subsidiaries in the ordinary course of business in accordance with past practice, or
      (ii) grant any severance or termination pay not currently required to be paid under existing Company Plans, except on an individual basis in the ordinary course of business and consistent with past practice, or (iii) establish, adopt, enter into or amend or terminate any Company Plan or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees except as required by law or as provided in this Agreement; provided that the provisions of this Section
      4.1 shall not prohibit the Company and its subsidiaries from hiring personnel from time to time in the ordinary course of their business, consistent with past practice;

            (d) except as set forth in Section 4.1(d) of the Disclosure Schedule, amend its Certificate of Incorporation, By-Laws or other comparable charter or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any subsidiary of the Company;

            (e) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or
      (ii) any assets (not otherwise subject to paragraph (h) below) other than in the ordinary course of business consistent with past practice and in an aggregate amount not to exceed $10.0 million within any 9 month period;

            (f) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than in the ordinary course of business consistent with past practice and in amounts that are not, individually or in the aggregate, material to the Company and its subsidiaries taken as a whole;

            (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person (other than guarantees by the Company in favor of any of its wholly owned subsidiaries or by any of its subsidiaries in favor of the Company or endorsements of negotiable instruments and similar guarantees in the ordinary course of business consistent with past practice), issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain the financial condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings (including deposits) incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than (A) to any direct or indirect wholly owned subsidiary of the Company, or (B) margin loans to brokerage customers in the ordinary course of business consistent with past practice, or (C) residential mortgage, credit card, home equity and similar consumer loans (including pre-approved overdrafts) to retail customers of WNB in the ordinary course of its banking business, or
      (D) loans to employees of the Company and its subsidiaries not to exceed $1 million in total outstandings from the date hereof through December 31, 1996;

            (h) expend, or commit to expend, funds for capital expenditures other than in accordance with the Company's current capital expenditure plans (which plans shall have been disclosed in writing to Parent on or prior to the date of this Agreement);

            (i) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

            (j) recognize any labor union (unless legally required to do so) or enter into any collective bargaining agreement;

            (k) except as may be required as a result of a change in generally accepted accounting principles or as recommended by the Company's independent accountants and consented to in writing by Parent (which consent shall not be unreasonably withheld) prior to such change, change any of the accounting methods, practices or principles used by the Company or any of its subsidiaries;

            (l) make any Tax election or settle or compromise any income Tax liability in excess of $1,000,000 or file any federal income tax return prior to the last day prescribed by law, in the case of any of the foregoing, material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, without the prior consent of Parent, which consent shall not be unreasonably withheld;

            (m) settle or compromise any litigation in which the Company or any subsidiary is a defendant (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid, which payments are individually or in the aggregate in an amount in excess of $1,000,000;

            (n) enter into any new line of business or open any new offices except substantially in accordance with the Company's current business plan as disclosed to Parent in writing prior to the date of this Agreement; or

            (o)  authorize  any of,  or  commit  or agree  to take  any of,  the foregoing actions or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect as of the date when made if such action had then been taken.

            SECTION 4.2 Conduct of Business of Merger Sub. Merger Sub has not engaged, and during the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage, in any activities of any nature except as provided in, or in connection with the transactions contemplated by, this Agreement.

            SECTION 4.3 Stockholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and its Certificate of Incorporation and By-Laws to convene a meeting of its stockholders (the "Stockholders' Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and approval of this Agreement. Subject to the next succeeding sentence, the Company, through its Board of Directors, shall recommend to its stockholders approval of the foregoing matters, and such recommendation, together with a copy of the opinion referred to in Section 3.1(s), shall be included in the Proxy Statement/Prospectus. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change such recommendation, if and only if the Board, after advice of outside counsel, determines in good faith that the making of such
recommendation,   or  the  failure  to  so  withdraw,   modify  or  change  such
recommendation, could reasonably be deemed to constitute a breach of its fiduciary duties under applicable law.

            SECTION 4.4 Preparation of Form F-4 and the Proxy Statement/Prospectus. Promptly following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement/Prospectus, and Parent shall prepare and file with the SEC the Form F-4, in which the Proxy Statement/Prospectus will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall also use its reasonable best efforts to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action. The information provided and to be provided by Parent, Merger Sub and the Company, respectively, for use in the Form F-4 shall, at the time the Form F-4 becomes effective and on the date of the Stockholders' Meeting referred to above, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Merger Sub each agree to correct any information provided by it for use in the Form F-4 which shall have become false or misleading.

            SECTION 4.5 Access to Information; Confidentiality. (a) From the date hereof to the Effective Time, the Company (i) shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, afford the officers, auditors and other agents of Parent, reasonable access at all reasonable times (during normal business hours so as not to unduly or unreasonably interfere with the business of the Company and its subsidiaries) to its senior officers, agents, properties, offices and other facilities and to all books and records, and shall furnish Parent and such other persons with all financial, operating and other data and information as Parent, through its officers, may from time to time reasonably request, and (ii) shall make available its senior officers and the senior officers of its subsidiaries, upon reasonable prior notice and during normal business hours, to confer on a regular basis with the appropriate officers of Parent regarding the ongoing operations of the Company and its subsidiaries, the implementation of the transactions contemplated hereby and other matters related hereto. No investigation pursuant to this Section 4.5 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

            (b) Each of Parent and Merger Sub will hold information it receives pursuant to Section 4.5(a)(i) which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated March 13, 1996 between Parent and the Company (the "Confidentiality Agreement").

            SECTION 4.6 Affiliates. Prior to the Closing Date, the Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its reasonable best efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit D hereto.

            SECTION 4.7 Stock Exchange Listing. Parent shall use its best efforts to cause the Parent Common Shares to be issued in the Merger to be approved or accepted for listing on the TSE and the NYSE, subject to official notice of issuance, prior to the Closing Date.

            SECTION 4.8 No Solicitation.  Subject to the proviso below,  neither the Company nor any of its affiliates shall, nor shall the Company or any of its affiliates authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative (collectively, "Representatives") retained by it or any of its affiliates to, solicit, initiate, encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Transaction Proposal, or agree to or endorse any Transaction Proposal, and the Company shall notify Parent orally (as promptly as practicable, and in any event within two business days) as to any Transaction Proposals which it or any of its affiliates or any of their respective representatives or agents may receive, specifying in reasonable detail the material terms thereof and, if requested by Parent, the Company shall furnish a written summary of such material terms (other than the identity of the party making such Transaction Proposal). Nothing contained in this Section 4.8 or this Agreement to the contrary shall restrict the Board of Directors of the Company from (a) (i) furnishing information to any person or entity who makes an unsolicited inquiry concerning a possible Transaction Proposal, or (ii) entering into negotiations or discussions with any person or entity that makes an unsolicited Transaction Proposal regarding that Transaction Proposal, or (iii) entering into an unsolicited Transaction Proposal, if, in the case of either of clauses (ii) or (iii), the Board of Directors of the Company determines in good faith, after advice of counsel, that the failure to do so could reasonably be deemed a breach of its fiduciary duties under applicable law or (b) failing to make, withdrawing, modifying or changing a recommendation to the Company's stockholders with respect to the approval and adoption of this Agreement if the Board of Directors of the Company determines in good faith, after advice of counsel, that making such recommendation, or the failure to withdraw, modify or change such recommendation, could reasonably be deemed a breach of its fiduciary duties under applicable law. The Company shall provide such information to Parent regarding any inquiry, negotiation, discussion or proposal under clause (a) as is necessary, in the reasonable judgment of the Board of Directors of the Company, to achieve a level playing field so that Parent shall not be at a disadvantage, provided that the name of any such other person need not be disclosed to Parent. The Company shall obtain a confidentiality agreement from the person making such inquiries or proposals containing substantially the same terms and provisions as that obtained from Parent, provided that to the extent such confidentiality agreement with such third party contains provisions that are more favorable to such third party than the comparable provisions in the Confidentiality Agreement with Parent, such provisions in Parent's Confidentiality Agreement shall be amended correspondingly. As used herein, the term "Transaction Proposal" means (x) any acquisition or purchase of a substantial amount of assets, or 10% or more of any class of equity securities, of the Company or any of its subsidiaries or any tender offer (including a self tender offer) or exchange offer to acquire 10% or more of any class of equity securities of the Company or any of its subsidiaries or any merger, consolidation, sale of substantially all assets, creation of a joint venture, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries (other than the transactions contemplated hereby) or (y) any proposal, plan, agreement or intention to do any of the foregoing. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. This section shall not prohibit accurate disclosure by the Company in any document that is required to be filed by the Company with the SEC, including without limitation any filings made in compliance with Rule 14e-2 promulgated under the Exchange Act.

            SECTION 4.9 Employee Benefits Matters. (a) Except as otherwise provided in this Section 4.9, on and after the Effective Time, Parent shall, or shall cause Merger Sub to, maintain the Company Plans set forth in Section 3.1(m) of the Disclosure Schedule (other than the Stock Plans) for the benefit of employees of the Company as such Company Plans are in effect immediately prior to the Effective Time; provided that Parent or Merger Sub may replace any Company Plan with a substitute plan which provides benefits that are no less favorable than the benefits that were provided under the Company Plan being replaced.

            (b) Except as otherwise provided in this Section 4.9, on and after the Effective Time, Parent shall, or shall cause Merger Sub to (i) maintain base salaries for Company employees, as in effect on the date of this Agreement, subject to increases in accordance with Company policy and (ii) provide annual cash bonus opportunities to Company employees that are comparable to the annual cash bonus opportunities available to employees on the date of this Agreement.

            (c) As soon as practicable after the Effective Time, Parent shall, or shall cause Merger Sub to, establish or implement a qualified retirement plan to replace the ESOP, which shall be frozen or terminated on or about the Effective Time, provided, however, that such replacement plan shall not be required to provide for the acquisition of, or contributions in the form of, stock of Parent, Merger Sub or the Company. Such replacement plan shall provide, subject to the limits imposed by Section 415 of the Code, ESOP participants with a level of contributions (when taken together with the Matching Contribution) no less favorable than contributions to the ESOP consistent with the Company's prior practices.

            (d) On and after the Effective Time, Company employees shall be entitled to participate in the equity compensation plans of Parent for U.S. employees of Parent on the same basis as similarly situated U.S. employees of Parent.

            (e) The base salary, annual bonus opportunity and other compensation and benefits described in Sections 4.9 (a) through (d) hereof may be altered by the Company consistent with the Company's past practices, to remain competitive or in accordance with industry practice; provided that the aggregate compensation and benefits provided to Company employees shall be no less favorable than the compensation and benefits provided to Company employees immediately prior to the Effective Time and may be reduced only in the event of a material adverse change in the business of the Company.

            (f) Prior to the Effective Time the Company shall enter into employment agreements with (i) Lawrence M. Waterhouse, Jr. ("Mr. Waterhouse") and (ii) the individuals set forth in Section 4.9(f) of the Disclosure Schedule, substantially in the form of Exhibits E-1 and E-2 hereto, respectively.

            SECTION 4.10 Directors' and Officers' Indemnification and Insurance.
(a) The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Certificate of Incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, agents or employees of the Company or otherwise entitled to indemnification pursuant to the Company's Certificate of Incorporation. In the event that the Surviving Corporation transfers all or substantially all of its operations to another corporation or other entity, proper provision shall be made so that the successor or transferee thereof shall assume any remaining obligations of the Surviving Corporation set forth in this Section 4.10(a). From and after the Effective Time, Parent agrees to guarantee all obligations of the Surviving Corporation, as set forth in the Company's Certificate of Incorporation, to indemnify and hold harmless individuals who at the Effective Time were directors or officers of the Company for acts or omissions taken in their capacities as directors or officers of the Company, as the case may be, and directly or indirectly arising from or related to the Merger and the other transactions contemplated hereby.

            (b) Parent shall cause to be maintained in effect for three years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company on the date of this Agreement (or policies of comparable coverage containing terms and conditions which are not materially less advantageous to the insured parties, including Parent's existing policies if they meet the foregoing standard) with respect to matters occurring prior to the Effective Time to the extent available; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than an amount per year equal to 250% of the last annual premium paid by the Company prior to the date of this Agreement to maintain or procure insurance coverage pursuant hereto and provided, further, that Parent may at its option satisfy obligations under this Section 4.10(b) through its program of self-insurance as long as Parent's senior debt ratings are not reduced by Standard & Poor's Corporation and

Moody's Investors Service, Inc. than one full rating category below the ratings in effect on the date of this Agreement.

            SECTION 4.11 Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including but not limited to (i) cooperating in the preparation and filing of the Proxy Statement/Prospectus and Form F-4, and any amendments to any thereof and (ii) using its reasonable best efforts to make all required regulatory filings and applications and to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Company and its subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger. To the extent practicable in the circumstances and subject to applicable laws, each party shall provide the other with the opportunity to review any information relating to the other party, or any of its subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with obtaining the necessary regulatory approvals for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such necessary action.

            SECTION 4.12 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, and (ii) any failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            SECTION 4.13 Public Announcements. Each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange or quotation system.

            SECTION 4.14 Tax Free Reorganization Treatment. None of Parent, Merger Sub, the Company or any of their respective affiliates shall take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a tax-free reorganization within the meaning of
Section 368 of the Code.

            SECTION 4.15 Convertible Notes. Parent agrees to execute and deliver, and cause to be executed and delivered by or on behalf of Merger Sub, at or prior to the Effective

Time, such supplemental indentures and other instruments as may be reasonably required for the due assumption by the Surviving Corporation of the Convertible Notes, and by Parent with respect to the issuance of the Merger Consideration upon conversion of the Convertible Notes, in accordance with and to the extent required by the terms of such securities.


            SECTION 4.16 Transfer of Subsidiary. Prior to the Effective Time, the Company may sell all of the outstanding shares of capital stock of its wholly-owned subsidiary L.M. Waterhouse & Co. Inc. to Mr. Waterhouse pursuant to the terms of a Purchase Agreement between the Company and Mr. Waterhouse in the form of Exhibit F hereto.

            SECTION 4.17 Rule 144 Information. Parent hereby agrees that from the Effective Time until the third anniversary of the Effective Time, if Parent is not subject to Section 13 or 15(d) of the Exchange Act it will ensure that there is publicly available the information specified in Rule 144(c)(2) under the Securities Act.


                                   ARTICLE V

                             CONDITIONS OF MERGER

            SECTION 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

            (b) Listing. The Parent Common Shares issuable to the Company's stockholders pursuant to this Agreement shall have been approved or accepted for listing on the NYSE and the TSE, in each case subject to official notice of issuance.

            (c) Other Approvals. Other than the filing contemplated by Section 1.3, all consents, approvals, authorizations or permits of, actions by, or filings with or notifications to, and all expirations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger, other than immaterial Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or the business of the Surviving Corporation, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the " Requisite Regulatory Approvals"), all conditions, if any, to such Requisite Regulatory Approvals shall have been satisfied and all such Requisite Regulatory Approvals shall be in full force and effect.

            (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (e) Form F-4. The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any "blue sky" and other state securities laws applicable to the issuance of Parent Common Shares in the Merger shall have been complied with.


            SECTION 5.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Merger Sub:

            (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company (provided that for purposes of this paragraph, changes caused by changes in stock market conditions in the United States that generally affect companies in the discount brokerage business shall not be deemed to constitute a Material Adverse Effect on the Company), and Parent shall have received a certificate signed on behalf of the Company by the Chairman of the Board and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

            (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company (provided that for purposes of this paragraph, changes caused by changes in stock market conditions in the United States that generally affect companies in the discount brokerage business shall not be deemed to constitute a Material Adverse Effect on the Company), and Parent shall have received a certificate signed on behalf of the Company by the Chairman of the Board and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

            (c) Tax Opinion. The opinion, based on appropriate representations of the Company, Parent and others, of Simpson Thacher & Bartlett, counsel to Parent, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated on or about the date of and referred to in the Proxy Statement/Prospectus as first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

            (d) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, would be reasonably likely to result in a Material Adverse Effect with respect to the Surviving Corporation.

            (e) Dissenters' Rights. No more than 7.5% of the shares of Company Common Stock shall be, or have the right to become, Dissenting Shares.

            (f) Affiliate Letters. Parent shall have received the agreements referred to in Section 4.6.

            (g) Employment Agreement. Mr. Waterhouse shall have executed the employment agreement contemplated by Section 4.9(f).

            SECTION 5.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following unless waived by the Company:

            (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Financial Officer of Parent to such effect.

            (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date, with such exceptions as, either individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Financial Officer of Parent to such effect.

            (c) Tax Opinion. The opinion, based on appropriate representations of the Company, Parent and others, of Latham & Watkins, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, dated on or about the date of and referred to in the Proxy Statement/Prospectus as first mailed to stockholders of the Company, shall not have been withdrawn or modified in any material respect.

            (d) Supplemental Indenture. Parent, Merger Sub, the Company and the trustee under the indenture pursuant to which the Convertible Notes were issued shall have executed and delivered the supplemental indenture and other instruments referred to in Section 4.15 in form and substance reasonably satisfactory to the Company and such trustee.

                                  ARTICLE VI

                       TERMINATION, AMENDMENT AND WAIVER

            SECTION 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

            (a)  by mutual written consent of Parent and the Company; or

            (b) by Parent, upon any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for Parent to elect not to consummate the Merger pursuant to Section 5.2(a) or (b), if either (A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by Parent to the Company, specifying in reasonable detail the nature of such breach;

            (c) by the Company, upon any breach of any representation, warranty, covenant or agreement of Parent set forth in this Agreement that, either individually or in the aggregate, would constitute grounds for the Company to elect not to consummate the Merger pursuant to Section 5.3(a) or (b), if either
(A) such breach cannot be cured prior to the Closing Date, or (B) has not been cured within 45 days after the date on which written notice of such breach is given by the Company to Parent, specifying in reasonable detail the nature of such breach;

            (d) by either Parent or the Company, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable; provided that such right of termination shall not be available to any party if such party shall have failed to make reasonable efforts to prevent or contest the imposition of such injunction or action and such failure materially contributed to such imposition;

            (e) by either Parent or the Company if (other than due to the willful failure of the party seeking to terminate this Agreement to perform its obligations hereunder which are required to be performed at or prior to the Effective Time) the Merger shall not have been consummated on or prior to December 31, 1996;

            (f) by Parent or the Company, if the approval of the stockholders of the Company of this Agreement and the Merger required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

            (g) by Parent, if (i) the Board of Directors of the Company shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger in any manner which is adverse to Parent or Merger Sub, or shall have adopted a resolution to do the foregoing; or (ii) the Board of Directors of the Company shall have approved or have recommended to the stockholders of the Company a Transaction Proposal or shall have resolved to do the foregoing; or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of the Company Common Stock is commenced (other than by Parent or any of its subsidiaries or affiliates), and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within ten business days of the commencement thereof; or

            (h) by the Company prior to the Stockholders' Meeting, if the Board of Directors of the Company (i) shall fail to make or shall withdraw or modify its recommendation of this Agreement or the Merger and there shall exist at such time a tender offer or exchange offer for not less than a majority of the outstanding voting stock of the Company or a written, bona fide proposal by a third party to acquire not less than a majority of the outstanding voting stock of the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, in either case at a price per share (whether payable in cash or securities) of Company Common Stock that is higher than the Merger Consideration, or (ii) recommends to the Company's stockholders approval or acceptance of any such transaction, in each case if, and only to the extent that, the Board of Directors of the Company, after advice of independent legal counsel, determines in good faith that failure to take such action could reasonably be deemed to constitute a breach of the Board's fiduciary duties under applicable law.

            (i) By the Company, if its Board of Directors so elects, at any time during the five-day period commencing on the first business day following the Determination Date (as defined below), if the Exchange Ratio that would have been in effect on the Determination Date pursuant to Section 2.4(a) hereto in the absence of the proviso to such Section would be greater than 2.45952; subject, however, to the following four sentences. If the Company elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice of such election to Parent. During the three-day period commencing with its receipt of such notice, Parent shall have the option to elect to increase the Exchange Ratio to a number equal to a quotient (rounded to the nearest 1/100,000), the numerator of which is the Cash Price and the denominator of which is the Parent Common Share Price on the Determination Date. If Parent makes the election contemplated by the preceding sentence within such three-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 6.1(i) and the Merger shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 6.1(i).

            For purposes of this Section 6.1(i), "Determination Date" shall mean the tenth business day prior to the Closing Date.

            If Parent declares or effects a stock dividend, reclassification, recapitalization, split-up, combination of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for Parent Common Shares set forth herein shall be appropriately adjusted for the purposes of applying this Section 6.1(i).

            SECTION 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except as set forth in Section 4.5(b), Section 6.3 and Section 7.1; provided, however, that nothing herein shall relieve any party from liability for any willful and material breach hereof; provided further, however that the recommendation of another transaction by the Company's Board of Directors in accordance with
Section 4.8 shall not constitute a willful and material breach of this Agreement by the Company.

            SECTION 6.3 Fees and Expenses. (a) The Company agrees that if this Agreement shall be terminated pursuant to:

                (i) Section 6.1(b) and (x) such termination is the result of wilful breach by the Company of any material covenant, agreement, representation or warranty contained herein and (y) at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Business Combination (as defined in Section 6.3(e) below) involving the Company shall have occurred or the Company shall have entered into a definitive agreement providing for such a Business Combination;

               (ii) Section 6.1(e) and (x) at the time of such termination there shall exist a Transaction Proposal with respect to the Company, and (y) at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Business Combination involving the Company shall have occurred or the Company shall have entered into a definitive agreement providing for a Business Combination;

              (iii) Section 6.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of stockholders of the Company called to vote thereon and at the time of such meeting (x) there shall exist a Transaction Proposal with respect to the Company or (y) any person (including the Company or any of its subsidiaries or affiliates, but excluding Mr. Waterhouse) or group (other than Parent or any of its subsidiaries or affiliates) shall have become the beneficial owner of 25% or more of the outstanding shares of the Company Common Stock;

               (iv) Section 6.1(g)(i) and at the time of the withdrawal, modification or change (or resolution to do so) of its recommendation by the Board of Directors of the Company, there shall exist a Transaction Proposal with respect to the Company or any person (including the Company or any of its subsidiaries or affiliates, but excluding Mr. Waterhouse) or group (other than Parent or any of its subsidiaries or affiliates) shall have become the beneficial owner of 25% or more of the outstanding shares of the Company Common Stock; or

                (v) Sections 6.1(g)(ii) or (iii), or Section 6.1(h);

      then in any such case (A) the Warrant shall thereupon become exercisable in accordance with its terms, and (B) concurrently with the occurrence of a Payment Event, the Company shall pay to Parent an amount equal to the difference between (x) $16 million, and (y) the Current Market Value of the Warrant.

            (b) Any cash payment required to be made pursuant to Section 6.3(a) shall be made contemporaneously with the occurrence of the Payment Event by wire transfer of immediately available funds to an account designated by Parent, and termination of the Company's obligations under Section 6.3(a) shall not occur until such payment shall have been made pursuant hereto. The Company covenants and agrees that it will not enter into a definitive agreement relating to a Business Combination that would, if consummated, require the payment of any amounts by the Company pursuant to Section 6.3(a) unless the other party or parties thereto agree unconditionally in writing (a copy of which shall be furnished to Parent as soon as practicable after the public announcement of such proposed Business Combination) to assume, undertake and perform all of the Company's payment obligations under this Section 6.3 and the Company's obligations under the Warrant, and to pay any legal expenses incurred by Parent in connection with the enforcement thereof. Any payment made pursuant to Section 6.3(a) shall not preclude Parent from seeking monetary damages from the Company as described in Section 6.2 for any willful and material breach of the terms hereof to the extent stated therein.

            (c)  For purposes of this Section 6.3:

                (i) the term "Business Combination" shall mean (A) the acquisition by any person (other than Parent or any of its subsidiaries) of beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or the formation of any group (as such term is defined for purposes of Rule 13d-5 under the Exchange Act) which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the total voting power of all then outstanding Voting Stock of the Company; (B) the consolidation or merger of the Company with or into any person (other than Parent or any of its subsidiaries) in a transaction in which the Company shall not be the surviving or continuing corporation; (C) the merger or consolidation of any person (other than Parent or any of its subsidiaries) with or into the Company in a transaction in which the Company is the surviving or continuing corporation but in which the shares of Voting Stock outstanding immediately prior to such transaction shall represent less than 50% of the total voting power of all Voting Stock of the surviving or continuing corporation outstanding immediately after such merger or consolidation; or (D) any sale or other transfer (including by way of dividend or distribution of assets to the Company's stockholders), in one transaction or in a series of related transactions, of all or a substantial portion of the Company's consolidated assets or business to any person (other than Parent or any of its subsidiaries) or group;

               (ii) the term "Payment Event" shall mean (A) in the case of Sections 6.3(a)(i) and (ii) above, the consummation of the Business Combination referred to therein, and (B) in the case of Sections 6.3(a)(iii), (iv) and (v) above, the consummation of a Business

      Combination pursuant to a definitive agreement entered into by the Company
      within  twelve  months  after  the  date  on  which  this   Agreement  was
      terminated;

              (iii) the term "Current Market Value of the Warrant " shall mean the aggregate consideration payable in the Business Combination for the number of shares of Company Common Stock that were issuable upon exercise of the Warrant at the date of its issuance (without regard to whether the Warrant was by its terms exercisable at such time), as subsequently adjusted in accordance with the terms thereof (whether or not previously exercised, in whole or in part); provided that if such consideration includes securities (in whole or in part), then such securities shall be valued (A) if traded on a national securities exchange or the Nasdaq National Market, at the closing price for such securities on the principal national securities exchange on which they are traded (or on the Nasdaq National Market) on the last business day immediately preceding the date on which a Payment Event occurs or (B) if not so traded, then as determined by an independent nationally recognized investment banking firm selected by the Company for this purpose and reasonably acceptable to Parent; and provided further, however, that if the Warrant has been repurchased prior to the occurrence of a Payment Event by the Company at the Company's election pursuant to Section 7 of the Warrant Agreement, the term "Current Market Value of the Warrant" shall mean the Repurchase Consideration (as defined in the Warrant Agreement) actually paid by the Company to Parent upon such repurchase; and

               (iv) the term "Voting Stock" means all outstanding stock and other securities of the Company entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company.

            (d) Except as specifically provided in Section 6.2 and this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

            SECTION 6.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of Parent and the respective Boards of Directors of Merger Sub and the Company at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Stock shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

            SECTION 6.5 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE VII

                              GENERAL PROVISIONS

            SECTION 7.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.1, except that those set forth in Section 4.5(b), Section 4.9, Section 4.10, Section 4.17, Section 6.3 and this Article VII shall survive termination indefinitely (or to such earlier date as shall be specified by the terms of such provisions).

            SECTION 7.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Parent or Merger Sub:

                  The Toronto-Dominion Bank
                  Toronto-Dominion Centre
                  Toronto, Canada M5K 1A2
                  Attention:  I. Alexander Norton

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Attention:  Lee Meyerson

            if to the Company:

                  Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York 10005
                  Attention:  Lawrence M. Waterhouse, Jr.

            with a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  Suite 1000
                  New York, New York  10022-4802
                  Attention:  Roger H. Kimmel

            SECTION 7.3 Certain Definitions. For purposes of this Agreement, the term:

            (a) "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

            (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares of Company Common Stock (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly,
      (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares; provided, however, that for purposes of this Agreement (other than Article VI) Mr. Waterhouse shall not be deemed to be the beneficial owner of any Company Common Stock beneficially owned by any of his children or Mrs. Marjorie J. McGahran.

            (c) "business day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are required or permitted to be closed;

            (d) "control" (including the terms "controlled by" and " under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

            (e) "knowledge" means knowledge after reasonable inquiry of, in the case of the Company, Mr. Waterhouse, Mr. Frank J. Petrilli, Mr. Peter A. Wigger, Mr. John H. Chapel, Mr. Richard H. Neiman or Mr. Frank E. Conti and in the case of Parent, any Executive Vice President or more senior officer of Parent.

            (f)  "person"   means  an  individual,   corporation,   partnership,
      association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

            (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

            SECTION 7.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            SECTION 7.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement, which shall remain in full force and effect except for the provisions set forth in the second paragraph on page four thereof, which are hereby terminated. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to any other direct subsidiary or subsidiaries of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

            SECTION 7.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

            SECTION 7.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            SECTION 7.8 Consent to Jurisdiction. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts of the State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that service of process made in accordance with this Section 7.8 does not constitute good and sufficient service of process. The provisions of this
Section 7.8 shall not restrict the ability of any party to enforce in any court any judgment obtained in a federal or state court of the State of New York.

            SECTION 7.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date written above.

                                    THE TORONTO-DOMINION BANK



                                    By:  _________________________________
                                         Name: W. Keith Gray
                                         Title:   Executive Vice President


                                    TD/OAK, INC.



                                    By:  ________________________________
                                         Name: W. Keith Gray
                                         Title:   President


                                    WATERHOUSE INVESTOR SERVICES, INC.



                                    By:  __________________________________
                                         Name:  Lawrence M. Waterhouse, Jr.
                                         Title: Chairman and Chief
                                                 Executive Officer

                                  EXHIBIT A-1


                  Stockholders of the Company to Execute and
                        Deliver Stockholders Agreements
                 --------------------------------------------

Lawrence M. Waterhouse, Jr.

Jerome Belson

Maxine Belson

                                  EXHIBIT A-2


                            Stockholders Agreements

                                  EXHIBIT A-2




                                                 April 9, 1996

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

The Toronto-Dominion Bank
P.O. Box 1, Toronto-Dominion Centre
Toronto, Canada M5K 1A2

Latham & Watkins
885 Third Avenue
New York, New York 10022-4802

Dear Sirs:

            In connection with the Merger described in the Agreement and Plan of Merger by and between The Toronto-Dominion Bank (the "Parent"), TD/Oak, Inc. ("Merger Sub") and Waterhouse Investor Services, Inc. (the "Company") dated April 9, 1996 (the "Agreement"), we hereby make the following representations. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

            1. We have no present plan or intention to sell, exchange, or otherwise dispose of the Parent Common Shares we receive in the Merger.

            2. We in fact will not on or prior to the second anniversary of the date of the Merger, directly or indirectly, offer, sell, transfer, tender, pledge or encumber (except on a recourse basis), assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to, or consent to the sale, transfer, pledge or encumbrance (except on a recourse basis), assignment or other disposition of any interest in a number of Parent Common Shares equal to 50% of the number of Parent Common Shares that we individually receive in the Merger (the "Restricted Shares"). Notwithstanding the immediately preceding sentence, the Restricted Shares shall not be subject to the representation set forth in the immediately preceding sentence and we shall have the right to dispose of said shares if (i) either of us dies, (ii) either of us becomes disabled, (iii) a change occurs in our marital status, (iv) either of us is subject to a claim of creditors that requires immediate payment to avoid default under the obligation, (v) a decline in value of Parent Common Shares occurs after the Effective Time and such decline is in excess of 25% of the value of Parent Common Shares as of the Effective Time, (vi) another unforeseen change of circumstances occurs provided that in the case of clause
(vi), we obtain and deliver to Parent an opinion of Latham & Watkins or another independent and nationally recognized tax counsel acceptable to Parent to the effect that such proposed disposition shall not

Simpson Thacher & Bartlett
The Toronto-Dominion Bank
April 9, 1996
Page 2


cause the Merger to become a taxable event. We represent and warrant that as of the date hereof we have no expectation that any of the events described in the foregoing clauses (i) through (vi) will occur prior to the second anniversary of the date of the Merger.

            3. We understand that the representations set forth in 1 and 2 above are being expressly relied upon by Simpson Thacher & Bartlett and Latham & Watkins in connection with the rendering of their respective opinions concerning certain Federal income tax consequences of the Merger and by Parent and Merger Sub as an inducement to enter into the Agreement and in determining the Federal income tax consequences of the Merger, and that the delivery of such opinion is a condition precedent to the consummation of the Merger.

            4. The foregoing representations will be true and accurate as of the Effective Time of the Merger. We agree promptly to notify Simpson Thacher & Bartlett, Latham & Watkins and Parent to the extent that either of us have or obtain knowledge or information indicating that any of the foregoing representations ceases to be true and accurate.


                                          Sincerely,


                                          -----------------------------
                                          Jerome Belson



                                          -----------------------------
                                          Maxine Belson

                                  EXHIBIT A-2











                                                 April 9, 1996

Simpson Thacher & Bartlett
425 Lexington Avenue
New York, New York 10017

The Toronto-Dominion Bank
P.O. Box 1, Toronto-Dominion Centre
Toronto, Canada M5K 1A2

Latham & Watkins
885 Third Avenue
New York, New York 10022-4802

Dear Sirs:

            In connection with the Merger described in the Agreement and Plan of Merger by and between The Toronto-Dominion Bank (the "Parent"), TD/Oak, Inc. ("Merger Sub") and Waterhouse Investor Services, Inc. (the "Company") dated April 9, 1996 (the "Agreement"), I hereby make the following representations. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

            1. I have no present plan or intention to sell, exchange, or otherwise dispose of the Parent Common Shares I receive in the Merger.

            2. I in fact will not on or prior to the second anniversary of the date of the Merger, directly or indirectly, offer, sell, transfer, tender, pledge or encumber (except on a recourse basis), assign or otherwise dispose of, or enter into any contract, option or other arrangement with respect to, or consent to the sale, transfer, pledge or encumbrance (except on a recourse basis), assignment or other disposition of any interest in a number of Parent Common Shares equal to 50% of the number of Parent Common Shares that I individually receive in the Merger (the "Restricted Shares"). Notwithstanding the immediately preceding sentence, the Restricted Shares shall not be subject to the representation set forth in the immediately preceding sentence and I shall have the right to dispose of said shares if (i) I die, (ii) I become disabled, (iii) a change occurs in my marital status, (iv) my spouse dies or becomes disabled, (v) I am subject to a claim of creditors that requires immediate payment to avoid default under the obligation, (vi) a decline in value of Parent Common Shares occurs after the Effective Time and such decline is in excess of 25% of the value of Parent Common Shares as of the Effective Time or
(vii) another unforeseen change of circumstances occurs provided that in the case of clause (vii), I obtain and deliver to Parent an opinion of Latham and Watkins or another independent and nationally recognized tax counsel acceptable to Parent to the effect that such proposed

Simpson Thacher & Bartlett
The Toronto-Dominion Bank
April 9, 1996
Page 2


disposition shall not cause the Merger to become a taxable event. I represent and warrant that as of the date hereof I have no expectation that any of the events described in the foregoing clauses (i) through (vii) will occur prior to the second anniversary of the date of the Merger.

            3. I understand that the representations set forth in 1 and 2 above are being expressly relied upon by Simpson Thacher & Bartlett and Latham & Watkins in connection with the rendering of their respective opinions concerning certain Federal income tax consequences of the Merger and by Parent and Merger Sub as an inducement to enter into the Agreement and in determining the Federal income tax consequences of the Merger, and that the delivery of such opinion is a condition precedent to the consummation of the Merger.

            4. The foregoing representations will be true and accurate as of the Effective Time of the Merger. I agree promptly to notify Simpson Thacher & Bartlett, Latham & Watkins and Parent to the extent that I have or obtain knowledge or information indicating that any of the foregoing representations ceases to be true and accurate.


                                          Sincerely,



                                          Lawrence M. Waterhouse, Jr.

                                  EXHIBIT B-1


                  Stockholders of the Company to Execute and
                            Deliver Voting Agreement
                  ------------------------------------------

Lawrence M. Waterhouse, Jr.

Lawrence M. Waterhouse, III

Patrick R. Waterhouse

Kevin C. Waterhouse

Christine A. Waterhouse

Jennifer A. Waterhouse

                                  EXHIBIT B-2


                               Voting Agreement

                               VOTING AGREEMENT


            AGREEMENT   dated   as  of   April  9,   1996  by  and   among   The
Toronto-Dominion Bank ("Parent") and each of the other parties signatory hereto (each a "Stockholder").

                                   RECITALS

            Concurrently herewith, Parent, a Canadian chartered bank, TD/Oak, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and Waterhouse Investor Services, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger
Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which the Company will be merged with and into Merger Sub (the "Merger"), and each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time will, except as otherwise provided in the Merger Agreement, be converted into the Merger Consideration .

            As a condition to Parent and Merger Sub entering into the Merger Agreement, Parent and Merger Sub require that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement.

                                   AGREEMENT

            To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

            1. Representations and Warranties. Each Stockholder hereby severally represents and warrants to Parent as follows:

            (a) Ownership of Shares. (1) Such Stockholder is the record holder and beneficial owner of the number of shares of Company Common Stock as set forth opposite such Stockholder's name on Schedule 1 hereto, and in addition is the beneficial owner of the number of shares of Company Common Stock held in the ESOP and allocated to him or her which is set forth opposite his or her name on
Schedule 1 hereto (the "Existing Shares", and together with any shares of Company Common Stock acquired by such Stockholder in any such capacities after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of convertible securities, purchase, exchange or otherwise, the "Shares").

            (2) On the date hereof, (A) the Existing Shares set forth opposite such Stockholder's name on Schedule 1 constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder, and (B) Mr. Lawrence M.

      Waterhouse, Jr. ("Mr. Waterhouse") holds a power of attorney, a copy of which is attached hereto, allowing Mr. Waterhouse to vote the Shares held by the other Stockholders to the extent described in such power of attorney (the "Power of Attorney").


            (3) Subject to the Power of Attorney in the case of all Stockholders other than Mr. Waterhouse, such Stockholder has sole voting and dispositive power with respect to the Shares beneficially owned by such Stockholder.

            (b)  Power;  Binding  Agreement.  Such  Stockholder  has  the  legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

            (c) No Conflicts. Neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof will (x) conflict with or result in any breach of any agreement to which such Stockholder is a party, or (y) violate as at the date hereof any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder.

            (d) Such Stockholder during the term hereof shall hold his or her Shares and the certificates representing such Shares free of any agreements, understandings or arrangements with respect to the voting of such Shares that would breach the provisions of, or otherwise would be inconsistent with, this Agreement.

            (e) Such Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

            2. Agreement to Vote Each Stockholder hereby severally agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; and (ii) against (a) any other Business Combination, or (b) any other action which, as its primary purpose, is intended to impede, delay, postpone, or prevent the approval and adoption of the Merger Agreement by the stockholders of the Company or the consummation of the transactions contemplated thereby or has, as its primary purpose, the consummation of any other Business

Combination. Each Stockholder hereby agrees, upon Parent's request, to furnish Parent a proxy in form and substance reasonably satisfactory to Parent to effectuate the foregoing.


            3. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

            3.1 No Solicitation. Such Stockholder shall not, solely in his or her capacity as such, take any action which is prohibited by, or fail to take any action which is required by, Section 4.8 of the Merger Agreement (without regard to the proviso thereto) as it applies to Representatives of the Company (whether or not such Stockholder would be deemed to be such a Representative for purposes of Section 4.8 of the Merger Agreement) provided however, it shall be presumed that discussions or negotiations of Lawrence M. Waterhouse, Jr. in connection with any inquiry or Transaction Proposal are in his capacity as director, officer or employee of the Company.

            3.2 Restriction on Transfer, Proxies and Non-Interference. Such Stockholder shall not, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and this Agreement, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, any or all of such Stockholder's Shares or any interest therein, unless the transferee or pledgee of such Shares agrees in writing (with a copy furnished to Parent) to be bound by all of the provisions of this Agreement with respect to such Shares; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

            3.3 Additional Shares. The Stockholder hereby agrees, while this Agreement is in effect, to promptly notify the Parent of the number of any new Shares of Company Common Stock acquired by the Stockholder, if any, after the date hereof.

            4. Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians, administrators or successors.

            6. Termination. This Agreement and the covenants and agreements contained herein with respect to the Company Common Stock shall terminate on the first to occur of (a) the

Effective Time, and (b) the "Termination Date" which, as used herein, means the date upon which the Merger Agreement is terminated in accordance with its terms.

            7. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director, officer or employee of the Company makes any agreement or understanding herein in his or her capacity as such director, officer or employee and nothing contained in this Agreement shall in any way limit or restrict the ability of any such person to vote or otherwise act, in his or her capacity as a director, officer or employee of the Company, as required by his or her fiduciary duties to the stockholders of the Company or his or her responsibilities in such capacity as an officer or employee. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of such Stockholder's Shares or, in the case of Mr. Waterhouse, as holder of the Power of Attorney with respect to the Shares held by the other Stockholders.

            8.  Miscellaneous.

            8.1 Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto.

            8.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

            8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

            If to  Stockholders:  At their  respective  addresses  set  forth on
Schedule 1 hereto;

                  copy to:               Saterlee Stephens Burke & Burke
                                         230 Park Avenue
                                         New York, New York 10169
                                         Attn: James Rittinger, Esq.

                  Additional copy to:    Latham & Watkins
                                         885 Third Avenue
                                         Suite 1000
                                         New York, New York 10022-4802
                                         Attn: Roger H. Kimmel, Esq.

                  If to Parent: The Toronto-Dominion Bank
                                Toronto-Dominion Centre
                                Toronto, Canada  M5K 1A2
                                Attn:  I. Alexander Norton, Esq.

                  copy to:     Simpson Thacher & Bartlett
                               425 Lexington Avenue
                               New York, New York  10017-3954
                               Attn:  Lee Meyerson, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            8.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

            8.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            8.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            8.9 Definitions. For purposes of this Agreement:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to

Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

            (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            IN WITNESS WHEREOF, Parent, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.


                                        THE TORONTO-DOMINION BANK



                                        By:____________________________
                                           Name:
                                           Title:


                                        _______________________________
                                        Name:


                                        _______________________________
                                        Name:


                                        _______________________________
                                        Name:


                                        _______________________________
                                        Name:


                                        _______________________________
                                        Name:


                                        _______________________________
                                        Name:

                                  SCHEDULE 1



                                         Number of Shares of Company
                                         Common Stock Owned by
Name and Address                         Stockholder (1) or held by ESOP
of Stockholder                           and allocated to Stockholder (2)
- --------------                           --------------------------------

Lawrence M. Waterhouse, Jr.                            1,152,499 (1)
c/o Waterhouse Investor Services, Inc.                    85,131 (2)
100 Wall Street
New York, New York  10005

Lawrence M. Waterhouse, III                              220,312 (1)
c/o Waterhouse Investor Services, Inc.                     4,455 (2)
100 Wall Street
New York, New York  10005

Patrick R. Waterhouse                                    219,368 (1)
c/o Waterhouse Investor Services, Inc.                     4,455 (2)
100 Wall Street
New York, New York 10005

Kevin C. Waterhouse                                      220,425 (1)
c/o Waterhouse Investor Services, Inc.                     4,455 (2)
100 Wall Street
New York, New York 10005

Christine A. Waterhouse                                  221,660 (1)
c/o Waterhouse Investor Services, Inc.                    16,552 (2)
100 Wall Street
New York, New York  10005

Jennifer A. Waterhouse                                   222,160 (1)
c/o Waterhouse Investor Services, Inc.                       562 (2)
100 Wall Street
New York, New York  10005

                                   EXHIBIT C


                               Warrant Agreement

                                   EXHIBIT C


THE WARRANT GRANTED BY THIS WARRANT AGREEMENT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TRANSFER OF SUCH WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF THIS WARRANT AGREEMENT.


                               WARRANT AGREEMENT



      WARRANT AGREEMENT, dated as of April 9, 1996 (the "Agreement"), by and between WATERHOUSE INVESTOR SERVICES, INC., a Delaware corporation (the "Company"), and THE TORONTO-DOMINION BANK, a Canadian chartered bank ("Parent").

      WHEREAS, the Company, Parent and TD/Oak, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), are concurrently herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of the Company with and into Merger Sub with Merger Sub as the surviving corporation; and

      WHEREAS, as a condition and inducement to Parent's willingness to enter into the Merger Agreement, Parent has requested that the Company agree, and the Company has agreed, to issue to Parent the Warrant (as defined below);

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the Company and Parent agree as follows:

      1. Issuance of Warrant. Subject to the terms and conditions set forth herein, the Company hereby issues to Parent a warrant (the "Warrant") representing the right to purchase from time to time (subject to the provisions of Section 2) up to 250,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") at a purchase price of $0.01 per Share (the "Purchase Price").

      2. Exercise of Warrant. (a) Parent may exercise the Warrant, in whole or in part, at any time and from time to time following the termination of the Merger Agreement at the time specified in clause (A) of the last paragraph of
Section 6.3(a) of the Merger Agreement, subject to and upon the occurrence of any of the events described in Section 6.3(a) of the Merger Agreement (each, a "Purchase Event"); provided that, this Agreement and the Warrant shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective

Time, (ii) termination of the Merger Agreement prior to the occurrence of a Purchase Event or (iii) except as provided in the last sentence of this Section 2(a), the tenth anniversary of the date of this Agreement; and, provided, further, that any purchase of Shares upon exercise of the Warrant shall be subject to compliance with applicable law, including the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Notwithstanding the termination of the Warrant pursuant to clause (iii) above, Parent shall be entitled to purchase those Shares with respect to which it has exercised the Warrant in accordance with the terms hereof prior to the termination of the Warrant, subject to the Company's right to repurchase such Shares pursuant to the provisions of Section 7 hereof. The termination of the Warrant shall not affect any rights hereunder which by their terms extend beyond the date of such termination.

      (b) In the event Parent elects to exercise the Warrant, it shall send to the Company a written notice (the date on which such notice is given being herein referred to as the "Notice Date") specifying (i) the total number of Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than five business days nor later than 20 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Warrant (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided, further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve or any other regulatory authority is required in connection with such purchase, Parent shall promptly file the required notice or application for approval and shall expeditiously process the same (and the Company shall cooperate with Parent in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or
(ii) such approval has been obtained, and in either event, any requisite waiting period has passed; and provided further, that the Company shall have the right to repurchase (in accordance with the provisions of Section 7 hereof) on the Closing Date that portion of the Warrant which Parent proposes to exercise.

      3. Payment and Delivery of Certificates. (a) On each Closing Date, Parent shall pay to the Company in immediately available funds by wire transfer to a bank account designated by the Company an amount equal to the Purchase Price multiplied by the number of Shares to be purchased on such Closing Date.

      (b) At each Closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), (i) the Company shall deliver to Parent (A) a certificate or certificates representing the Shares to be purchased at such Closing, which Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and (B) if the Warrant is being exercised in part only, an executed new Warrant Agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Company Common Stock purchasable hereunder, and (ii) Parent shall deliver to the Company a letter agreeing that Parent shall not offer to sell or otherwise dispose of such Shares in violation of applicable federal or state securities laws or the provisions of this Agreement.

      (c) Certificates for the Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

      THE SECURITIES  REPRESENTED BY THIS  CERTIFICATE  HAVE NOT BEEN REGISTERED
      UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A WARRANT AGREEMENT DATED AS OF APRIL 9, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Parent shall have delivered to the Company a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to the Company and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

      (d) Upon the giving by Parent to the Company of the written notice of exercise of the Warrant provided for under Section 2(a), the tender of the applicable Purchase Price in immediately available funds, the tender of this Agreement to the Company, and the receipt of all necessary regulatory approvals (if any), Parent shall be deemed to be the holder of record of the shares of Company Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock shall not then be actually delivered to Parent. The Company shall pay all expenses, and any and all United States federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 3(d) in the name of Parent; if such stock certificates are to be in the name of an assignee, transferee, or designee of Parent, the Company shall pay all transfer charges (but not United States federal, state and local taxes) in respect thereof.

      (e) The Company agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Company Common Stock so that the Warrant may be exercised without additional authorization of Company Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Company Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, (iii) promptly to take all reasonable action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any

Governmental   Entity  is  necessary   before  the  Warrant  may  be  exercised,
cooperating fully with Parent in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Parent to exercise the Warrant and the Company duly and effectively to issue shares of Company Common Stock pursuant thereto, and (iv) promptly to take all action provided herein to protect the rights of Parent against dilution.

      (f) Parent agrees that, in the event the stockholders of the Company are asked to consider and vote on a Transaction Proposal or a Business Combination within the 13-month period commencing on the date of termination of the Merger Agreement, Parent shall vote all shares of Company Common Stock acquired pursuant to the Warrant with respect to which Parent then has beneficial ownership proportionately with all other shares of Company Common Stock other than shares of Company Common Stock held by affiliates of the Company.

      4. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent as follows:

            (a) Due Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

            (b) Authorized Stock. The Company has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Company Common Stock upon the exercise of the Warrant terminates, will have reserved for issuance, upon exercise of the Warrant, shares of Company Common Stock necessary for Parent to exercise the Warrant, and the Company will take all necessary corporate action to authorize and reserve for issuance all additional shares of Company Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Warrant. The shares of Company Common Stock to be issued upon due exercise of the Warrant, including all additional shares of Company Common Stock or other securities which may be issuable upon exercise of the Warrant pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of the Company.

            (c) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, any provision of the Certificate of Incorporation or By-laws of the Company or any subsidiary of the Company or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of or default under any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary of the Company or their respective properties or assets which conflict, violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

            (d) Board Action. The Board of Directors of the Company having approved this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby, the provisions of Article Fifteenth of the Company's Certificate of Incorporation and
      Section 203 of the Delaware General Corporation Law do not and will not apply to this Agreement or the purchase of shares of Company Common Stock pursuant to this Agreement.

      5. Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that:

            (a) Due Authorization. Parent has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable in accordance with its terms.

            (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, any provision of the Charter or By-laws of Parent or any subsidiary of Parent or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of or default under any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any subsidiary of Parent or their respective properties or assets which conflict, violation or default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

            (c) Purchase Not for Distribution. The Warrant is not, and any Shares or other securities acquired by Parent upon exercise of the Warrant will not be, taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

      6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in, or distributions in respect of, Company Common Stock by reason of a stock dividend, split-up, recapitalization, merger, combination, exchange of shares, distribution to all stockholders of warrants or other convertible securities or similar transaction, the type and number of shares or securities subject to the Warrant, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so as to fully and equitably preserve the economic benefits intended to be provided to Parent pursuant to this Agreement.

      (b) In the event that the Company shall enter into an agreement to effect a Business Combination, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Warrant shall, upon the consummation of any such transaction, entitle Parent to receive upon exercise of the Warrant the number and class of shares or other securities or property that Parent would have received in respect of Company Common Stock if the Warrant had been exercised immediately prior to such event or the record date therefor, as applicable.

      (c) The Company shall not enter into any definitive agreement relating to a Business Combination unless the other party or parties thereto agree unconditionally in writing (a copy of which shall be furnished to Parent as promptly as practicable after the execution and public announcement thereof) to assume all the obligations of the Company hereunder and take all other actions that may be necessary so that the provisions of this Section 6 are given full force and effect.

      7. Repurchase of Warrant. (a) At the request of Parent at any time commencing upon the occurrence of a Payment Event and ending 18 months immediately thereafter, or at the election of the Company at any time after the Warrant becomes exercisable, the Company (or any successor entity thereof) shall repurchase from Parent and Parent shall sell to the Company (or any successor entity thereof) (I) the Warrant and (II) all shares of Company Common Stock purchased by Parent pursuant hereto with respect to which Parent then has beneficial ownership. The date on which Parent gives notice to the Company, or the Company gives notice to Parent, of its election to exercise its rights under this Section 7 is referred to as the "Election Date". Such repurchase shall be at an aggregate price (the "Repurchase Consideration") equal to:

         (A) the aggregate Purchase Price paid by Parent for any shares of Company Common Stock acquired pursuant to the Warrant with respect to which Parent then has beneficial ownership; plus

         (B) the excess, if any, of (x) the Applicable Price (as defined below) as of the Election Date for a share of Company Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6(a)), multiplied by the number of shares of Company Common Stock with respect to which the Warrant has not been exercised; plus

         (C) the excess, if any, of the Applicable Price as of the Election Date over the Purchase Price paid (or, in the case of Shares with respect to which the Warrant has been exercised but the Closing Date has not occurred, payable (subject to adjustment pursuant to Section 6(a))) by Parent for each share of Company Common Stock with respect to which the Warrant has been exercised and with respect to which Parent then has beneficial ownership, multiplied by the number of such shares.

      (b) If either Parent or the Company elect to exercise their respective rights under this Section 7, the Company shall, within 10 business days after the Election Date, pay the

Repurchase Consideration to Parent in immediately available funds, and Parent shall surrender to the Company the Warrant and the certificates evidencing the shares of Company Common Stock purchased hereunder with respect to which Parent then has beneficial ownership, and Parent shall warrant that it has sole record and beneficial ownership of such Shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the Federal Reserve or other regulatory authority is required in connection with the payment of all or any portion of the Repurchase Consideration, the Company shall deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and shall promptly provide the required notice or application for approval and shall expeditiously process the same (and Parent shall cooperate with the Company in the filing of any such notice or application and the obtaining of any such approval), and the period of time that otherwise would run pursuant to the preceding sentence for the payment of the portion of the Repurchase Consideration requiring such notification or approval shall run instead from the date on which, as the case may be, (i) any required notification period has expired or been terminated or (ii) such approval has been obtained and, in either event, any requisite waiting period shall have passed. If the Federal Reserve or any other regulatory authority disapproves of any part of the Company's proposed repurchase pursuant to this Section 7, the Company shall promptly give notice of such fact to Parent and redeliver to Parent the Shares it is then prohibited from repurchasing, and Parent shall have the right to exercise the Warrant as to the number of Shares for which the Warrant was exercisable at the Election Date less the number of shares as to which payment has been made pursuant to Section 7(a)(B); provided that if the Warrant shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth business day after such date, Parent shall nonetheless have the right so to exercise the Warrant or exercise its rights under Section 7 until the expiration of such period of 30 business days.

      (c) For purposes of this Agreement, the "Applicable Price," as of any date, means the average of the closing sales price per share of Company Common Stock quoted on the NYSE (or if Company Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotations System or, if the shares of Company Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) for the 15 consecutive trading business days ending on the third business day prior to such date; provided, however, that in the event that the Warrant is being repurchased at the election of the Company, the "Applicable Price" shall be no less than the closing sale price per share of Company Common Stock on the NYSE on the date of this Agreement. If as a result of the Payment Event the Company Common Stock has been converted into or exchanged for securities of another company, cash or other property, the determination of Applicable Price shall be adjusted accordingly. If the securities being valued are not traded in any public market, then the Applicable Price of such securities shall be the value determined by an independent nationally recognized investment banking firm selected by the Company (or its successor) and reasonably acceptable to Parent.

      8. Registration Rights. (a) The Company shall, if requested by Parent at any time commencing 90 days after the occurrence of a Purchase Event (but subject to Section 8(b) below), as expeditiously as possible prepare and file a registration statement under the Securities

Act if such registration is necessary in order to permit the sale or other disposition of any or all of the securities that have been acquired by or are issuable to Parent upon exercise of the Warrant in accordance with the intended method of sale or other disposition stated by Parent, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and the Company shall use its best efforts to qualify such shares or other securities under any applicable state securities laws; provided that the Company shall have no registration or other obligations under this Section 8 if it has given or gives notice to Parent of its election to purchase the securities proposed to be registered pursuant to Section 7 of this Agreement. The Company shall use all reasonable efforts to cause such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor (provided that the Company shall not be required to make any payments to any non-governmental parties in order to obtain such consents or waivers) and to keep such registration statement effective for such period as may be reasonably necessary to effect such sale or other disposition. The obligations of the Company hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding 90 days in the aggregate if the Board of Directors of the Company shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect the Company. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at the Company's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Parent's counsel related thereto. Parent shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If the Company at any time during the term of the Warrant proposes to register any shares of Company Common Stock under the Securities Act in connection with an underwritten public offering of such Company Common Stock, the Company will promptly give written notice to Parent of its intention to do so and, upon the written request of Parent given within 30 days after receipt of any such notice (which request shall specify the number of shares of Company Common Stock intended to be included in such underwritten public offering by Parent), the Company will cause all such shares for which Parent requests participation in such registration to be so registered and included in such underwritten public offering; provided that, if the managing underwriters of such offering advise the Company in writing that in their opinion the inclusion of the full number of shares of Company Common Stock requested to be included in such registration may materially adversely affect such offering, the Company shall include the shares requested to be included therein by Parent pro rata with the shares intended to be included therein by the Company; and provided further, that if the Company offers to include all of the shares of Company Common Stock then held by Parent in a registered offering of the Company's securities, then Parent shall no longer be entitled to request that the Company file a registration statement as provided above, and the Company shall have no such obligation. In connection with any registration pursuant to this Section 8, the Company and Parent shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

      (b) Upon the request of Parent to exercise the registration rights set forth in Section 8(a) above, the Company may at its option, exercised within five days after receipt of such request from Parent, elect to either (i) comply with such registration request, or (ii) repurchase such portion of the Warrant as is exercisable for shares of Company Common Stock with an aggregate

Applicable Price equal to $3 million, and defer the exercise of Parent's registration rights with respect to the remaining shares of Company Common Stock issuable upon exercise of the Warrant until such date, not more than nine months after the date of the Payment Event as the Company shall determine, at which time the Company shall perform its obligations under Section 8(a) as set forth therein.

      9. Listing. If Company Common Stock or any other securities to be acquired upon exercise of the Warrant are then listed on the NYSE, the Company, upon the request of Parent at the time such securities are registered pursuant to Section 8, will promptly file an application to list the shares of Company Common Stock or other securities to be acquired upon exercise of the Warrant on the NYSE and will use its best efforts to obtain approval of such listing as soon as practicable.

      10. Division of Warrant. This Agreement (and the Warrant granted hereby) are exchangeable, without expense, at the option of Parent, upon presentation and surrender of this Agreement at the principal office of the Company for other Agreements providing for Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Company Common Stock purchasable hereunder. The terms "Agreement" and "Warrant" as used herein include any other Agreements and related Warrants for which this Agreement (and the Warrant granted hereby) may be exchanged. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, the Company will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      11. Miscellaneous. (a) Expenses. Except as otherwise provided in Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

      (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

      (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement (including the Merger Agreement and the other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Warrant does not permit Parent to acquire, or does not require the Company to repurchase, the full number of shares of Company Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section 6), it is the express intention of the Company to allow Parent to acquire or to require the Company to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

      (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

      (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent to:

        The Toronto-Dominion Bank
        Toronto-Dominion Centre
        Toronto, Canada  M5K 1A2
        Attention:  I. Alexander Norton
        Telecopier No.:  (416) 982-6166

      with a copy to:

        Simpson Thacher & Bartlett
        425 Lexington Avenue
        New York, New York 10017
        Attention:  Lee Meyerson
        Telecopier No.:  (212) 455-2502

      If to the Company to:

        Waterhouse Investor Services, Inc.
        100 Wall Street
        New York, New York  10005
        Attention:  Lawrence M. Waterhouse, Jr.
        Telecopier No.:  (212) 509-8099
      with a copy to:

        Latham & Watkins
        885 Third Avenue
        Suite 1000
        New York, New York  10022-4802
        Attention:  Roger H. Kimmel
        Telecopier No.:  (212) 751-4864

      (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

      (h) Assignment. Prior to the occurrence of a Purchase Event, neither this Agreement nor any of the rights, interests or obligations hereunder or under the Warrant shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Parent may assign this Agreement to a wholly owned subsidiary of Parent. From and after the termination of the Merger Agreement upon the occurrence of a Purchase Event, Parent may assign all or part of its rights hereunder to any person. It shall be a condition precedent to such assignment that the assignee shall agree to be bound by all the obligations of assignor under this Agreement, including, without limitation, the provisions of Section 7 hereof. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      (i) Further Assurances. In the event of any exercise of the Warrant by Parent or repurchase of the Warrant by the Company, the Company and Parent shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise or repurchase.

      (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

      IN WITNESS WHEREOF, the Company and Parent have caused this Warrant Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first written above.

                        WATERHOUSE INVESTOR SERVICES, INC.



                        By: __________________________
                              Name:
                              Title:



                        THE TORONTO-DOMINION BANK



                        By: __________________________
                              Name:
                              Title:

                                   EXHIBIT D



                       Form of Company Affiliate Letter


Gentlemen:

            The undersigned, a holder of shares of Common Stock, par value $.01 per share ("Company Stock"), of Waterhouse Investor Services, Inc., a Delaware corporation (the "Company"), may be entitled to receive in connection with the merger (the "Merger") of the Company with TD/Oak, Inc., a Delaware corporation, securities (the "Parent Securities") of The Toronto-Dominion Bank, a Canadian chartered bank ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Act"), although nothing contained herein should be construed as an admission of such fact.

            If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer any Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

            The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of Parent Securities received by the undersigned in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

            In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of Parent Securities sold as indicated in the letter.

            The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act.

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                    Very truly yours,





Dated:

                                                                       ANNEX I
                                                                  TO EXHIBIT D



[Name]                                                      [Date]


            On __________________ the undersigned sold the securities ("Securities") of The Toronto-Dominion Bank (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Waterhouse Investor Services, Inc. with and into TD/Oak, Inc.

            Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

            The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                    Very truly yours,



             [Space to be provided for description of securities]

                                  EXHIBIT E-1


         Form of Employment Agreement for Lawrence M. Waterhouse, Jr.

                                  EXHIBIT E-1

                             EMPLOYMENT AGREEMENT

            AGREEMENT, made _______ __ ,1996 by and between WATERHOUSE INVESTOR SERVICES, INC. a Delaware corporation (the "Company") and LAWRENCE M. WATERHOUSE, JR. ("Executive").

                                   RECITALS

            In order to induce Executive to serve as the Chairman and Chief Executive Officer of the Company, the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

            Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

            It is therefore hereby agreed by and between the parties as follows:

            1.  Employment.

            1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as its Chairman and Chief Executive Officer. In his capacity as the Chairman and Chief Executive Officer of the Company, Executive shall report to the Board of Directors of the Company (the "Board") and Mr. W. Keith Gray, Executive Vice President of The Toronto-Dominion Bank, or any successors to Mr. Gray (any subsequent reference herein to Mr. Gray shall also refer to any such successors) and shall have the customary powers, responsibilities and authorities of chairmen and chief executive officers of corporations of the size, type and nature of the Company, as it exists from time to time and as are assigned by the Board or Mr. Gray, including, without limitation, the determination and execution of an orderly process of succession (including the transfer of duties from the Executive to other officers of the Company, in contemplation of Executive's retirement upon the expiration of the term hereof).

            1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment as the Chairman and Chief Executive Officer of the Company commencing as of _________ __, 1996, and agrees to devote such of his working time and efforts as the Board or Mr. Gray shall determine, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers, commensurate with his position, as the Chairman and Chief Executive Officer of the Company as Mr. Gray or the Board shall from time to time delegate to him on such terms and conditions and subject to such restrictions as Mr. Gray or the Board may reasonably from time to time impose.

            1.3 Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing any passive investment, from managing businesses not in competition with the Company (as defined in section 11(c) hereof) or as contemplated by Section 11(d) hereof, or from serving, subject to the prior approval of Mr. Gray or the Board, as a member of boards of directors or as a trustee of any other corporation, association or entity. For purposes of the preceding sentence, any approval by Mr. Gray or the Board required therein shall not be unreasonably withheld, and such approval shall not be required at any time that Executive is no longer an employee of the Company.

            2. Term of Employment. Executive's term of employment under this Agreement shall commence on _______ __, 1996 and, subject to the terms hereof, shall terminate on the earlier of (i) _________ __, 2002 (the "Termination Date") or (ii) termination of Executive's employment pursuant to this Agreement; provided, however, that any termination of employment by Executive other than for Good Reason may only be made upon 90 days prior written notice to the Company and any termination of employment by Executive for Good Reason may only be made upon 30 days prior written notice to the Company.

            3.  Compensation.

            3.1 Salary. During Executive's employment under the terms of this Agreement, the Company shall pay Executive a base salary ("Base Salary") at the rate of $1.2 million per annum. Base Salary shall be payable in accordance with the ordinary payroll practices of the Company.

            3.2 Annual Bonus. In addition to his Base Salary, the Board, in it sole discretion, may award Executive an annual bonus in the event Executive meets or exceeds any performance objectives established by the Board or Mr. Gray.

            3.3 Exclusive Compensation. In respect of services rendered to the Company, Executive shall receive only the compensation set forth in this Section 3 and in the letter from Waterhouse Investor Services, Inc. to Executive dated as of _________ __, 1996 (the "Retirement Letter").

            4.  Employee Benefits.

            4.1 Employee Benefit Programs, Plans and Practices. The Company shall provide Executive during the term of his employment hereunder with coverage under all welfare benefit programs, plans and practices (commensurate with his position in the Company and to the extent permitted under any employee benefit plan) in accordance with the terms thereof, which the Company makes available to its senior executives.

            4.2  Perquisites.   During  Executive's  employment  hereunder,  the
Company shall continue to pay the cost of Executive's automobile and life insurance under the same terms and conditions as in effect on the date hereof.

            5. Expenses. Subject to prevailing Company policy or such guidelines as may be established by the Board or Mr. Gray, the Company will reimburse Executive for all reasonable expenses incurred by Executive in carrying out his duties.

            6.  Termination of Employment.

            6.1 Termination Not for Cause or for Good Reason. (a) The Company or Executive may terminate Executive's employment at any time for any reason. If Executive's employment is terminated (i) by the Company other than for Cause (as defined in Section 6.2 hereof), (ii) by Executive for Good Reason (as defined in
Section 6.1(b) hereof) or (iii) as a result of the Executive's permanent disability (as defined in the Company's long-term disability benefit plan applicable to senior executive officers as in effect on the date hereof) prior to the Termination Date, the Company shall continue to pay Executive's Base Salary through the Termination Date in accordance with the terms of Section 3.1. In addition, Executive shall receive such payments, if any, under applicable plans or programs to which Executive is entitled as of Executive's date of termination pursuant to the terms of such plans or programs.

            (b) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):

            (i) Any material breach by the Company of any provision of this Agreement;

           (ii) The occurrence of any circumstance which in Executive's good faith judgement changes Executive's status or impairs or interferes with his ability to continue to perform his duties under this Agreement.

            (c) In the event that the Company disagrees with or challenges Executive's determination that his termination was for Good Reason within the meaning of Section 6.1(b) hereof and discontinues the payments otherwise called for under Section 6.1(a) hereof, then Executive shall be immediately relieved of his obligations under Section 11(b) and (c) hereof.

            6.2 Voluntary Termination by Executive; Discharge for Cause. (a) In the event that Executive's employment is terminated by the Company for Cause, as hereinafter defined, Executive shall only be entitled to receive (i) any Base Salary accrued but unpaid prior to such termination and (ii) any benefits provided, as of the date of such termination, under the employee benefit programs, plans and practices referred to in Section 4.1 hereof, in accordance with their terms. After the termination of Executive's employment under this
Section 6.2, the obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall thereupon cease and terminate.

            (b) In the event that Executive terminates his employment with the Company other than for Good Reason, Executive shall be entitled to receive the payments and benefits set forth under clauses 6.2(a)(i) and (ii) and the payments set forth in the Retirement Letter.

            (c) As used herein, the term "Cause" shall be limited to (i) any breach of the provisions of Section 11 of this Agreement by Executive or (ii) the commission by Executive of (a) any felony or (b) a misdemeanor involving moral turpitude. Termination of Executive pursuant to Section 6.2(a) shall be made by delivery to Executive of written notice from Mr. Gray or the Board specifying the particulars of the conduct by Executive set forth in either of clauses (i) or (ii) above, after an opportunity to cure such conduct within thirty days of delivery of such written notice.

            6.3 Death. In the event of Executive's death during his employment hereunder or at any time thereafter while payments are still owing to Executive under the terms of this Agreement, all obligations of the Company to make any further payments, other than the obligation to pay any accrued but unpaid Base Salary, shall terminate upon Executive's death, except as otherwise provided in the Retirement Letter.

            7. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

            To the Company:

                  General Counsel
                  Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York  10005

            with a copy to:

                  Alvin H. Brown
                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017

            To Executive:

                  Lawrence M. Waterhouse, Jr.
                  c/o Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York 10005

            with a copy to:

                  James F. Rittinger
                  Saterlee Stephens Burke & Burke
                  230 Park Avenue
                  New York, New York  10169

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

            8. Separability; Legal Fees. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Except to the extent expressly provided otherwise in the next sentence, each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

            9. Assignment. This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, purchase or otherwise) to all or substantially all of the stock, assets or businesses of the Company, if such successor expressly agrees to assume the obligations of the Company hereunder.

            10. Amendment. This Agreement may only be amended by written agreement of the parties hereto.

            11. Nondisclosure of Confidential Information; Non-Competition. (a) Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 11(a), "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company, The Toronto- Dominion Bank or their respective affiliates or customers, that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

            (b) In consideration of the Company's obligations under this Agreement and the purchase of the stock of the Company owned by Executive pursuant to the Agreement and Plan of Merger (the "Merger") among The Toronto-Dominion Bank, TD/Oak, Inc. and Waterhouse Investor Services, Inc., dated April 9, 1996 (the "Merger Agreement"), Executive agrees that during the period of his employment hereunder and thereafter, without the prior written consent of the Board or Mr. Gray, (A) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company at any time during the 12 months immediately preceding such solicitation.

            (c) For purposes of this Section 11, a business shall be deemed to be in competition with the Company if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service (including, without limitation, investment advisory services) purchased, sold, dealt in or rendered by the Company as a part of the business of the Company at the time of Executive's termination within the same geographic area in which the Company effects such purchases, sales or dealings or renders such services. Nothing in this Section 11 shall be construed so as to preclude Executive from investing in any publicly or privately held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 4% of the outstanding securities of such class.

            (d) Notwithstanding the provisions of Section 11(b) and 11(c) hereof to the contrary, Executive may at any time publish a national investment advisory letter and provide investment advisory services to customers who reside in the New York metropolitan area and in the immediate geographic area in which Executive's children may now or in the future reside, but only during the time they reside in such area; provided, however, that the entity through which such services are being provided may not be or become affiliated with any entity which is in engaged in the discount or full service brokerage business;
provided, further, that the foregoing proviso shall not limit Executive's ability to place customer accounts with any entity of his choosing. The foregoing services may be provided through L.M. Waterhouse & Co., Inc. (currently a wholly-owned subsidiary of the Company which may be sold to Executive by the Company in accordance with the provisions of a Purchase
Agreement in the form of Exhibit F to the Merger Agreement (the "Purchase Agreement")) or another entity established by Executive in accordance with the terms of the Purchase Agreement.

            (e) Executive agrees that this covenant not to compete is reasonable under the circumstances and will not interfere with his ability to earn a living or to otherwise meet his financial obligations. Executive and the Company agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 11 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement and obtain an injunction against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

            12. Beneficiaries; References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

            13. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 13 are in addition to the survivorship provisions of any other section of this Agreement.

            14. Arbitration. Except as otherwise provided in Section 11(e) hereof, any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration held in New York, New York and conducted in accordance with the commercial arbitration rules of the American Arbitration Association in effect at the time of the arbitration. Each party shall bear its own expenses in connection with any such arbitration and joint expenses shall be borne by both parties in equal portions.

            15. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

            16. Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive.

            17. Withholding. The Company shall be entitled to withhold from payment any amount of withholding required by law.

            18. Survival. Notwithstanding the expiration of the term of this Agreement, the provisions of Section 11 hereunder shall remain in effect as long as is necessary to give effect thereto.

            19. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.


                                        WATERHOUSE INVESTOR SERVICES, INC.

                                        By:__________________________

                                           Name:
                                           Title:

                                        ______________________________
                                        Lawrence M. Waterhouse, Jr.

                      Waterhouse Investor Services, Inc.
                                100 Wall Street
                           New York, New York  10005

Mr. Lawrence M. Waterhouse, Jr.
c/o Waterhouse Investor Services, Inc.
100 Wall Street
New York, New York  10005

Dear Mr. Waterhouse:

            In consideration of your continuing employment with Waterhouse Investor Services, Inc. (the "Company") following the acquisition of the Company by TD/Oak, Inc. (the "Merger") pursuant to the Agreement and Plan of Merger among the Toronto-Dominion Bank, TD/Oak, Inc. and Waterhouse Investor Services, Inc., dated as of April 9, 1996 and in consideration of your agreeing to the covenants under Section 11 of Employment Agreement between you and the Company, dated as of _______ __, 1996 (the "Employment Agreement"), the Company will provide you with the retirement benefits, consistent with your discussions with the Compensation Committee of the Board of Directors of the Company prior to initiation of any discussions regarding the Merger, as set forth below.

            Upon the later of your (i) attainment of age 65 or (ii) termination of your employment with the Company other than a termination by the Company for Cause (as defined below), the Company shall pay you for a period of ten years after such date, annual retirement payments in the amount of $600,000 per annum payable in quarterly installments in arrears. For purposes hereof, "Cause" shall have the meaning assigned to such term under Section 6.2 of the Employment Agreement.

            In the event of your death prior to the commencement or completion of payments under the preceding paragraph, your spouse, if then living, shall be entitled to receive the lesser of (i) five annual payments in the amount of $600,000 per annum or (ii) the balance of payments remaining at the time of your death, in each case payable in quarterly installments in arrears. In the event of your wife's death prior to the completion of the payments set forth in the preceding sentence, all obligations of the Company to make any further payments shall immediately cease.

            If you agree with the foregoing, please sign where indicated below.

                                        Sincerely,

                                        WATERHOUSE INVESTOR SERVICES, INC.

                                        By: _________________________
                                             Name:
                                             Title:

Agreed on this __ day of _______, 1996 by

_________________________________________
LAWRENCE M. WATERHOUSE, JR.

                                  EXHIBIT E-2


          Form of Employment Agreement for Certain Senior Executives

                                  EXHIBIT E-2

                             EMPLOYMENT AGREEMENT

            AGREEMENT,  made ______ __, 1996, by and between WATERHOUSE INVESTOR
SERVICES,   INC.,  a  Delaware   corporation  (the  "Company")  and  ___________
("Executive").

                                   RECITALS

            In order to induce Executive to continue to serve as  ______________
of the Company following the acquisition of the Company by TD/Oak, Inc. (the "Merger") pursuant to the Agreement and Plan of Merger among The Toronto-Dominion Bank, TD/Oak, Inc. and Waterhouse Investor Services, Inc., dated April 9, 1996 (the "Merger Agreement"), the Company desires to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

            Executive is willing to accept such employment and perform services for the Company, on the terms and conditions hereinafter set forth.

            It is therefore hereby agreed by and between the parties as follows:

            1.  Employment

            1.1 The Company hereby employs Executive during the term set forth herein as its ___________, with such powers, responsibilities and authorities of an Executive nature as the Board of Directors of the Company or its designee (collectively "Board") shall from time to time assign to Executive.

            1.2 Executive hereby accepts employment as the _________ of the Company commencing as of the effective time of the Merger (the "Commencement Date") and agrees to devote his full working time and efforts to his duties. Executive shall perform his duties to the best of his ability, experience and talent. Executive shall perform such duties and exercise such powers, commensurate with his position as the Board shall from time to time assign to the Executive.

            1.3 Term of Employment. Executive's term of employment under this Agreement shall commence on the Commencement Date and, subject to the terms hereof, shall terminate on the earlier of (i) the third anniversary of the Commencement Date (the "Termination Date") or (ii) termination of Executive's employment pursuant to this Agreement; provided, however, that any termination of employment by Executive other than for Good Reason (as defined in Section 3.1(b) hereof) may only be made upon 90 days prior written notice to the Company and any termination of employment by Executive for Good Reason may only be made upon 30 days prior written notice to the Company.

            In the event the Executive's employment continues after the Termination Date, the Company may terminate Executive's employment for any reason upon 90 days written notice or payment in lieu of such notice and Executive shall have no further right to any payments or benefits other than such payments or benefits if any under applicable plans or programs to which he is entitled pursuant to such plans or programs.

            2. Compensation and Benefits. Executive's base salary, annual bonus, vacation, welfare benefits and retirement benefits shall be substantially the same as provided by the Company on the date of the Merger Agreement, subject to any provision of the Merger Agreement regarding the treatment of compensation and benefits. In addition, Executive shall be entitled to participate in the equity compensation plans of The Toronto-Dominion Bank for U.S. employees of The Toronto-Dominion Bank on the same basis as similarly situated U.S. employees of The Toronto-Dominion Bank.

            3.  Termination of Employment.

            3.1 Termination Not Cause or for Good Reason. (a) If Executive's employment is terminated prior to the Termination Date (i) by the Company other than for Cause (as defined in Section 3.2 hereof), (ii) by Executive for Good Reason or (iii) as a result of the Executive's permanent disability (as defined in the Company's long-term disability benefit plan applicable to senior executive officers as in effect on the date hereof) prior to the Termination Date, the Company shall pay Executive's Base Salary through the Termination Date, provided such amount paid shall not be less than 12 months of Executive's Base Salary. In addition, Executive shall receive such payments, if any, under applicable plans or programs to which he is entitled pursuant to the terms of such plan or programs.

            (b) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):

            (i) Any material breach by the Company of any provision of this Agreement;

      or

            (ii) Any reduction by the Company in Executive's Base Salary or failure to provide compensation or benefits hereunder, other than a reduction that arises as a result of a material adverse change in the business of the Company.

            3.2 Voluntary Termination by Executive; Discharge for Cause; and Death. (a) If Executive's employment is terminated (i) by the Company for Cause as hereinafter defined, or (ii) by Executive other than for Good Reason, or
(iii) on account of Executive's Death while employed, Executive (or in connection with his death, Executive's beneficiary), Executive shall be entitled to receive (x) any Base Salary accrued but unpaid prior to such termination and
(y) any benefits provided under the employee benefit programs, plans and practices referred to in Section 2. If Executive's employment is terminated on account of death while employed,

Executive's beneficiary shall be entitled to a pro rata portion of the annual bonus payable in accordance with Section 2.

            (b) As used herein, the term "Cause" shall be limited to (i) willful malfeasance or willful misconduct by Executive in connection with his employment that has a material adverse affect on the Company, (ii) continuing refusal by Executive to perform his duties hereunder or any lawful direction of the Chief Executive Officer or other executive senior to the Executive as required under the terms of this Agreement, after thirty days notice of any such refusal to perform such duties or direction was given to Executive and an opportunity to cure same, (iii) any material breach of the provisions of Section 8 of this Agreement by Executive or (iv) the conviction of Executive of (x) any felony or
(y) a misdemeanor involving moral turpitude. Termination of Executive pursuant to this Section 3.2 shall be made by delivery to Executive of written notice from the Board specifying the particulars of the conduct by Executive set forth in any of clauses (i) through (iv) above.

            3.3 Death. In the event of Executive's death following termination under Section 3.1 while payments are still owing to Executive under such Section, all obligations of the Company to make any further payments shall survive Executive's death and be performed in accordance with the terms of
Section 9 hereof.

            4. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

            To the Company:

                  Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York 10005
            with a copy to:

                  Alvin E. Brown, Esq.
                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017

            To Executive:

                  [Name of Executive]
                  c/o Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York 10005

            with a copy to:

                  Richard H. Neiman, Esq.

                  Executive Vice President and General Counsel
                  Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York 10005

Any such notice or communication shall be delivered by hand or by courier or sent certified or registered mail, return receipt requested, postage paid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described below), and the third business day after the actual date of mailing shall constitute the time at which notice was given.

            5. Separability; Legal Fees. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

            6. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights or obligations hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company shall assign this Agreement to any successor (whether by merger, purchase or otherwise, (a "Transaction")) to all or substantially all of the stock, assets or businesses of the Company; provided, however, that in the event Executive's employment with the Company is to continue after a Transaction this Agreement need not be so assigned.

            7. Amendment. This Agreement may only be amended by written agreement of the parties hereto.

            8. Nondisclosure of Confidential Information; Non-Competition. (a) Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or made accessible such information. For purposes of this Section 8(a), "Confidential Information" shall mean any material non-public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non-public, proprietary and confidential information of the Company, The Toronto-Dominion Bank or their respective affiliates or customers, that, in any case, is not otherwise available to the public (other than by Executive's breach of the terms hereof).

            (b) In consideration of the Company's obligations under this Agreement, Executive agrees that during the period of his employment hereunder, without the prior written consent of the Board: (A) he will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any business which is in competition with the business of the Company and (B) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any, person who has been employed by the Company at any time during the 12 months immediately preceding such solicitation. For purposes hereof, a business shall be deemed to be in competition with the Company if it is principally involved in the purchase, sale or other dealing in any property or the rendering of any service purchased, sold, dealt in or rendered by the Company as a part of the business of the Company within the same geographic area in which the Company effects such purchases, sales or dealings or renders such services.

            (c) Nothing in this Section 8 shall be construed so as to preclude Executive from investing in any publicly or privately held company, provided Executive's beneficial ownership of any class or such company's securities does not exceed 1% of the outstanding securities of such class.

            (d) Executive agrees that this covenant not to compete is reasonable under the circumstances and will not interfere with his ability to earn a living or to otherwise meet his financial obligations. Executive and the Company agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 8 may irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, cease making any payments otherwise required by this Agreement, seek to obtain an injunction in accordance with applicable laws against Executive from any court having jurisdiction over the matter restraining any further violation of this Agreement by Executive.

            9. Beneficiaries; References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

            10. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 10 are in addition to the survivorship provisions of any other section of this Agreement.

            11. Indemnity. Executive shall be covered by the Directors and Officers Insurance Policy provided by the Company subject to the terms and conditions thereof.

            12. Arbitration. Except as otherwise provided in Section 8(d) hereof, any dispute or controversy arising under or in connection with this Agreement shall be resolved by binding arbitration held in New York, New York and conducted in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time of the arbitration.

            13. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflict of laws.

            14. Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive.

            15. Withholding. The Company shall be entitled to withhold from payments to Executive hereunder any amount of withholding required by law.

            16. Survival. Notwithstanding the termination of Executive's employment by the Company prior to the Termination Date, the provisions of Sections 3 and 8 hereunder shall remain in effect as long as is necessary to give effect thereto.

            17. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

                                        WATERHOUSE INVESTOR SERVICES, INC.

                                        By:__________________________
                                           Name:
                                           Title:

                                        _____________________________
                                        EXECUTIVE

                                   EXHIBIT F


                          Form of Purchase Agreement

                                   EXHIBIT F

                              PURCHASE AGREEMENT

            AGREEMENT, dated ________ __, 1996 (this "Agreement"), by and between Waterhouse Investor Services, Inc., a Delaware corporation ("Seller") and Lawrence M. Waterhouse, Jr. ("Buyer").

            WHEREAS, Seller is party to an Agreement and Plan of Merger, dated April 9, 1996, among The Toronto-Dominion Bank, TD/Oak, Inc. and Seller (the "Merger Agreement"; capitalized terms used herein and defined in the Merger Agreement shall have the meaning ascribed to them in the Merger Agreement).

            WHEREAS, L.M. Waterhouse & Co., Inc., a New York corporation and a wholly-owned subsidiary of Seller (the "Company"), is registered with the Securities and Exchange Commission and various state securities commissions to conduct an investment advisory business.

            WHEREAS, Buyer desires to purchase from Seller and Seller desires to sell to Buyer 100% of the outstanding shares of common stock of the Company upon the terms and subject to the conditions set forth herein (the sale and purchase of stock of the Company being referred to herein as the "Stock Purchase").

            NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

            1. Purchase and Sale. On the basis of the covenants and agreements and subject to the satisfaction or waiver of the conditions set forth herein, at the Closing, Seller will sell and Buyer will purchase 90 shares of common stock, no par value, of the Company (the "Shares") owned by Seller, which constitute and will constitute as of the Closing 100% of the issued and outstanding shares of capital stock of the Company. In payment for such Shares, simultaneously with the delivery by Seller to Buyer of certificates evidencing the Shares (which shall be duly endorsed for transfer, or accompanied by duly executed stock powers), Buyer will pay to Seller by certified or personal check an aggregate purchase price for the Shares equal to the book value of such Shares as of the end of the Company's fiscal quarter immediately preceding the Closing.

            2. No Recourse. The Stock Purchase is being made on an "as is, where is" basis and neither party makes any representation or warranty, express or implied, to the other of any nature whatsoever with respect to the Company or the transactions contemplated by this Agreement (including, without limitation, title to the Shares; organization, existence and good standing of the Company and state of its financial condition; possession or validity of licenses, permits or registrations; and compliance with applicable laws).

            3. Closing Conditions. The obligations of the parties hereto to consummate the Stock Purchase are subject to the satisfaction or waiver of the following conditions:

                  (a)   the Closing shall have been completed;

                  (b) no temporary  restraining order,  preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase shall be in effect, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase, which makes the consummation of the Stock Purchase illegal; and

                  (c) any necessary  regulatory approvals for the Stock Purchase shall have been obtained and shall be in full force and effect.

            4. Consent to Use of Name. In connection with the Stock Purchase, Seller hereby grants its consent to the Company to conduct under the name "L.M. Waterhouse & Co., Inc." the investment advisory business (the "Advisory Business"), and to publish the investment advisory letter (the "Newsletter"), described in Section 11(d) of the Employment Agreement of even date herewith between Seller and Buyer, the form of which is set forth in Exhibit E-1 to the Merger Agreement, subject to the following terms and conditions:

                  (a) In all written materials, including published advertising, produced and disseminated by the Company to the public, the most prominent reference to the Company's name must set forth in full the name "L.M. Waterhouse" with the initials "L.M." appearing in type size reasonably proportionate to (but not less than half the size of) the Waterhouse name. In addition, all such materials must include, in reasonable proximity to the most prominent use of the name, a reasonably conspicuous disclaimer as to the absence of affiliation between the Company and Seller. The Newsletter may, however, omit use of the initials "L.M." in references to the Company within the text of the Newsletter.

                  (b) The  consent  granted in this  Section 4 to the use by the
            Company of the name "L.M. Waterhouse" in connection with the Advisory Business shall terminate at such time as 51% of the total voting power of all outstanding Voting Stock of the Company is no longer owned beneficially and of record by Buyer and his descendants (including for this purpose members of the immediate family of Buyer and the immediate families of Buyer's descendants) (the "Ownership Requirement"). In addition, the consent granted in this Section 4 to the use by the Company of the name "L.M. Waterhouse" in connection with the publication of the Newsletter shall terminate at such time as the Ownership Requirement is no longer satisfied, unless (i) prior to the occurrence of such event Buyer offers Seller an opportunity to acquire 100% of the outstanding capital stock of the Company at the Appraised Price, and (ii) Seller shall not have elected to acquire such stock within 30 days after the determination of the Appraised Price. For purposes of this Section 4, the term "Voting Stock" shall mean all outstanding stock and other




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                                                                          3

            securities of the Company entitled (without regard to the occurrence of any contingency) to vote in the election of directors of the Company; and the term "Appraised Price" shall be the average of the fair market value of the outstanding capital stock of the Company as determined by three nationally recognized independent investment banking firms, one of which shall be selected by Seller, one of which shall be selected by Buyer, and one of which shall be selected by the investment bankers selected by each of Buyer and Seller (with the fees of such investment bankers being shared equally by Buyer and Seller). If Seller elects to so purchase the outstanding capital stock of the Company, payment of the Appraised Price shall be made by Seller in immediately available funds as soon as practicable after the receipt of all necessary regulatory and other consents and approvals for such transaction. If Seller does not so elect to purchase the outstanding capital stock of the Company within such 30 day period, the consent granted in this Section 4 shall remain in full force and effect with respect to the publication of the Newsletter by the Company notwithstanding that the Ownership Requirement shall no longer be satisfied.

                  (c) Buyer  understands,  acknowledges  and agrees  that Seller retains full right and title in and to the registered mark "Waterhouse" and all derivatives and variants thereof, and except as expressly permitted by the consent granted in this Section 4 neither Company nor Buyer may make any use of such registered marks or any derivatives or variants thereof that would infringe on Seller's rights therein nor may Company or Buyer conduct any business under the name "Waterhouse" or any derivative or variant thereof (including "L.M. Waterhouse"), to the extent that such conduct would infringe on Seller's rights therein, except as expressly permitted hereby. Buyer further agrees not to seek to register the name "L.M. Waterhouse" or any derivative or variant thereof as a registered mark of Buyer, Company or any other person, or to license, sublicense, assign or otherwise authorize any other person to use such name or any derivative or variant thereof. Any such purported license, sublicense, assignment or other authorization shall be null and void. Notwithstanding the foregoing, in the event that Seller shall have been offered the opportunity to purchase all of the capital stock of the Company pursuant to paragraph (b) above and Seller shall have elected not to do so within the 30 day period specified therein (the "Termination Date"), then Seller shall, upon the request of the Company, provide its consent to, and use reasonable best efforts to cooperate with, the Company in seeking to register the full name (but not less than the full name) under which the Newsletter is published as a registered mark owned by the Company. Prior to the Termination Date, Seller shall not register an investment advisory newsletter under the "Waterhouse" mark unless Seller offers the Company the opportunity to concurrently seek to register the full name (but not less than the full name) of the Newsletter as a registered mark owned by the Company.

                  (d) Buyer  also  understands,  acknowledges  and  agrees  that
            Seller and its affiliates may engage in the investment advisory business and publish newsletters and similar communications under the mark "Waterhouse" or any




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                                                                          4

            derivative or variant thereof (other than "L.M. Waterhouse", which Company shall have the exclusive right to use pursuant to the consent granted under this Section 4), and that such usage by Seller and its affiliates shall not infringe on or violate in any way the rights granted to Company under this Section 4.

            5. Reversion of Name. Seller agrees with Buyer that if Seller and its affiliates cease using the mark "Waterhouse" in a reasonably prominent way in statements mailed to customers of Seller's discount brokerage business, and such cessation of usage of the name continues for a period of twelve consecutive months, then in such event Seller shall cause the registered mark "Waterhouse" to be assigned and transferred to Buyer.

            6. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            if to Seller:

                  Waterhouse Investor Services, Inc.
                  100 Wall Street
                  New York, New York 10005
                  Attention:  General Counsel

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York  10017-3954
                  Attention:  Lee Meyerson, Esq.

            if to Buyer:

                  Saterlee Stephens Burke & Burke
                  230 Park Avenue
                  New York, New York  10169
                  Attention:  James Rittinger, Esq.

            with a copy to:

                  Latham & Watkins
                  885 Third Avenue
                  Suite 1000
                  New York, New York  10022-4802
                  Attention:  Roger H. Kimmel, Esq.




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                                                                          5

            7. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, without the prior written consent of the other party and, prior to the Effective Time, the prior written consent of Parent.

            8. Amendment. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto and, prior to the Effective Time, with the prior written consent of Parent.

            9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the internal principles of conflicts of laws thereof.

            10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            11. Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            12. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.




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                                                                          6

            IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be duly executed as of the day and year first above written.

                                        WATERHOUSE INVESTOR SERVICES, INC.

                                    By:____________________________
                                       Name:
                                       Title:

                                    _______________________________
                                       Lawrence M. Waterhouse, Jr.


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